UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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KEYCORP

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127 PUBLIC SQUARE
CLEVELAND, OHIO 44114
March 21, 2006
DEAR SHAREHOLDER:
      You are cordially invited to attend the 2006 Annual Meeting of Shareholders of KeyCorp which will be held at the Portland Museum of Art, Seven Congress Square, Portland, Maine, on Thursday, May 11, 2006, at 9:30 a.m., local time.
      All holders of record of KeyCorp Common Shares as of March 14, 2006 are entitled to vote at the 2006 Annual Meeting.
      As described in the accompanying Notice and Proxy Statement, you will be asked to elect four directors for three-year terms expiring in 2009 and to ratify the appointment of Ernst & Young LLP as independent auditors for 2006.
      KeyCorp’s Annual Report for the year ended December 31, 2005 is enclosed.
      Your proxy card is enclosed. You can vote your shares by telephone, the internet, or by mailing your signed proxy card in the enclosed return envelope. Specific instructions for voting by telephone or the internet are attached to the proxy card.

Sincerely,

Henry L. Meyer III
Chairman of the Board

127 PUBLIC SQUARE
CLEVELAND, OHIO 44114
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 11, 2006
      The 2006 Annual Meeting of Shareholders of KeyCorp will be held at the Portland Museum of Art, Seven Congress Square, Portland, Maine, on Thursday, May 11, 2006, at 9:30 a.m., local time, for the following purposes:

1. To elect four directors to serve for three-year terms expiring in 2009;

2. To ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors for KeyCorp for the fiscal year ending December 31, 2006; and

3. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.
      Only holders of KeyCorp Common Shares of record as of the close of business on March 14, 2006 have the right to receive notice of and to vote at the Annual Meeting and any postponement or adjournment thereof.

By Order of the Board of Directors

Paul N. Harris
Secretary
March 21, 2006

      YOUR VOTE IS IMPORTANT. YOU CAN VOTE YOUR SHARES BY TELEPHONE, THE INTERNET, OR BY MAILING YOUR SIGNED PROXY CARD IN THE RETURN ENVELOPE ENCLOSED WITH THE PROXY CARD FOR THAT PURPOSE. SPECIFIC INSTRUCTIONS FOR VOTING BY TELEPHONE OR THE INTERNET ARE ATTACHED TO THE PROXY CARD.

127 PUBLIC SQUARE
CLEVELAND, OHIO 44114
PROXY STATEMENT
       This Proxy Statement is furnished commencing on or about March 21, 2006 in connection with the solicitation on behalf of the Board of Directors of KeyCorp of proxies to be voted at the 2006 Annual Meeting of Shareholders on May 11, 2006, and at all postponements and adjournments thereof. All holders of record of KeyCorp Common Shares at the close of business on March 14, 2006 are entitled to vote. On that date there were 405,824,286 KeyCorp Common Shares outstanding and entitled to vote at the meeting. Each such share is entitled to one vote on each matter to be considered at the meeting and a majority of the outstanding KeyCorp Common Shares shall constitute a quorum.
Issue One
ELECTION OF DIRECTORS
      In accordance with KeyCorp’s Amended and Restated Regulations, the Board of Directors of KeyCorp (also sometimes referred to herein as the “Board”) has been fixed as of the 2006 Annual Meeting at 14 members, divided into two classes of five members each and one class of four members. The terms of these classes will expire in 2007, 2008, and 2009, respectively. The nominees for directors for terms expiring in 2009 are listed below. All properly appointed proxies will be voted for these nominees unless contrary specifications are properly made, in which case the proxy will be voted or withheld in accordance with such specifications. All nominees are current members of the Board. Should any nominee become unable to accept nomination or election, the proxies will be voted for the election of such person, if any, as shall be recommended by the Board or for holding a vacancy to be filled by the Board at a later date. The Board has no reason to believe that the persons listed as nominees will be unable to serve. In the election of directors, the properly nominated candidates receiving the greatest number of votes shall be elected.
      Pursuant to rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the following information lists, as to nominees for director and directors whose terms of office will continue after the 2006 Annual Meeting, the principal occupation or employment, age, the year in which each first became a director of KeyCorp, and directorships in registered investment companies or companies having securities which are registered pursuant to, or which are subject to certain provisions of, the Exchange Act. The information provided is as of January 1, 2006 unless otherwise indicated. KeyCorp was formed as a result of the merger on March 1, 1994 of the former KeyCorp, a New York corporation (“Old Key”), into Society Corporation, an Ohio corporation (“Society”), whereupon Society changed its name to KeyCorp. In the case of nominees or continuing directors who were directors of Old Key, the year in which such individual became a director of Old Key is also included in the following information. Except as otherwise indicated, each nominee or continuing director has had the same principal occupation or employment during the past five years.
NOMINEES FOR TERMS EXPIRING IN 2009

RALPH ALVAREZ
Since 2005, President, McDonald’s North America (food industry and restaurants). Previously, President, McDonald’s USA (2004); Chief Operating Officer, McDonald’s USA (2003-2004); President, Central Division, McDonald’s USA (2001-2002); President, McDonald’s Mexico (2000-2001). Age 50. KeyCorp director since 2005.

WILLIAM G. BARES
Since 2005, Retired Chairman and Chief Executive Officer, The Lubrizol Corporation (high performance fluid technologies company). Previously, Chairman, President, and Chief Executive Officer, The Lubrizol Corporation. Age 64. KeyCorp director since 1987. Director, Applied Industrial Technologies, Inc.

DR. CAROL A. CARTWRIGHT President, Kent State University (state university). Age 64. KeyCorp director since 1997. Director, The Davey Tree Expert Co., FirstEnergy Corp., and PolyOne Corporation.

THOMAS C. STEVENS
Since 2001, Vice Chairman and Chief Administrative Officer, KeyCorp. Previously, Senior Executive Vice President, General Counsel, and Secretary, KeyCorp. Age 56. KeyCorp director since 2001

CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2007

ALEXANDER M. CUTLER
Chairman and Chief Executive Officer, Eaton Corporation (global manufacturing company). Age 54. KeyCorp director since 2000. Director, Eaton Corporation and Axcelis Technologies Inc.

DOUGLAS J. McGREGOR
Since 1998, Principal, C.A.M. Investments (financial investor) and, since 1998, Retired Chairman and Chief Executive Officer, M.A. Hanna Company (specialty chemicals). Previously (2000-2002), President and Chief Operating Officer, Burlington Industries, Inc. (textile company that filed for reorganization in federal bankruptcy court in November 2001 and which reorganization was completed in 2003). Age 64. KeyCorp director since 1995. Director, Vulcan Materials Company.

EDUARDO R. MENASCÉ
Since December 31, 2005, retired President of Enterprise Solutions Group of Verizon Communications, Inc. (telecommunications). Previously, President of Enterprise Solutions Group of Verizon Communications, Inc. Age 60. KeyCorp director since 2002. Director, Hillenbrand Industries, Inc. and Pitney Bowes Inc.

HENRY L. MEYER III
Since 2001, Chairman, President, and Chief Executive Officer, KeyCorp. Previously, President and Chief Operating Officer, KeyCorp. Age 56. KeyCorp director since 1996. Director, Continental Airlines, Inc.

PETER G. TEN EYCK, II President, Indian Ladder Farms (commercial orchard). Age 67. KeyCorp director since 1994 (Old Key director since 1979).
CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2008

EDWARD P. CAMPBELL
Since 2004, Chairman and Chief Executive Officer, Nordson Corporation (capital equipment). Previously, President and Chief Executive Officer, Nordson Corporation. Age 56. KeyCorp director since 1999. Director, Nordson Corporation and OMNOVA Solutions, Inc.

H. JAMES DALLAS
Since December 31, 2005, retired Vice President and Chief Information Officer, Georgia-Pacific Corporation (forest products). Previously, Vice President and Chief Information Officer, Georgia-Pacific Corporation (2002-2005); President, Lumber Division, Georgia-Pacific Corporation (2001-2002); Vice-President, Building Products Distribution Sales and Logistics, Georgia-Pacific Corporation (2000-2001). Age 47. KeyCorp director since 2005.

CHARLES R. HOGAN
President and Chief Executive Officer, Citation Management Group (real estate developments and asset management for commercial and residential properties). Age 68. KeyCorp director since 1994 (Old Key director since 1993).

LAURALEE E. MARTIN
Since 2005, Chief Operating Officer and Chief Financial Officer, Jones Lang LaSalle, Inc. (real estate services). Previously, since 2002, Chief Financial Officer, Jones Lang LaSalle, Inc.; (1996-2001), Chief Financial Officer, Heller Financial, Inc. (commercial finance company). Age 55. KeyCorp director since 2003. Director, Jones Lang LaSalle, Inc.

BILL R. SANFORD
Chairman, Symark LLC (technology commercialization and business development) and Executive Founder and Retired Chairman, President, and Chief Executive Officer, Steris Corporation (infection and contamination prevention systems, products and services). Age 61. KeyCorp director since 1999. Director, Greatbatch, Inc.

      One or more directors serve on boards or advisory boards of KeyCorp subsidiaries or affiliates and receive standard fees for such service. Some of KeyCorp’s executive officers and directors were customers of one or more of KeyCorp’s subsidiary banks or other subsidiaries during 2005 and had transactions with such banks or other subsidiaries in the ordinary course of business. In addition, some of the directors are officers of, or have a relationship with, corporations or are members of partnerships that were customers of such banks or other subsidiaries during 2005 and had transactions with such banks or other subsidiaries in the ordinary course of business. All loans included in such transactions were made on substantially the same terms, including rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risks of collectibility or present other unfavorable features. Similar transactions continue to be effected during 2006.

THE BOARD OF DIRECTORS AND ITS COMMITTEES
      Board of Directors. During the year ended December 31, 2005, there were seven meetings of KeyCorp’s Board of Directors. Each continuing member of KeyCorp’s Board attended at least 75% of the aggregate of the meetings held by KeyCorp’s Board of Directors and the meetings held by the committees of the Board on which such member served during 2005.
      KeyCorp Board members are expected to attend KeyCorp’s Annual Meetings of Shareholders. All Board members attended the 2005 Annual Meeting.
      KeyCorp’s Board of Directors currently exercises certain of its powers through its Audit, Compensation and Organization, Executive, Finance, and Nominating and Corporate Governance Committees.
      Audit Committee. Ms. Martin and Messrs. Campbell (Chair), Dallas, Minter (who is retiring as of the 2006 Annual Meeting of Shareholders), and Ten Eyck are the current members of the Audit Committee. The functions of this Committee generally include matters such as oversight review of the financial information provided to KeyCorp’s shareholders, appointment of KeyCorp’s independent auditors, review of fees and services of the independent auditors, oversight review of the material examinations of KeyCorp and its affiliates conducted by federal and state regulatory and supervisory authorities, service as the audit committee of KeyCorp’s banking subsidiaries, oversight review relating to financial reporting, compliance, legal, and information security and fraud risk matters, and supervision and direction of any special projects or investigations deemed necessary. KeyCorp’s Audit Committee met fourteen times in 2005. A copy of the Committee Charter is attached as Appendix A.
      Compensation and Organization Committee. Dr. Cartwright and Messrs. Cutler (Chair), McGregor, and Menascé are the current members of KeyCorp’s Compensation and Organization Committee. The functions of this Committee generally include matters such as review and approval of KeyCorp’s compensation philosophy and related programs, determination of the compensation and terms of employment of senior management, determination of participants and awards under executive incentive compensation plans and supplemental compensation plans, approval of (or amendments to) employee and officer retirement, compensation and benefit plans, review of organization structure and staffing, and review of management structure, development, and succession planning. KeyCorp’s Compensation and Organization Committee met seven times in 2005.
      Executive Committee. Dr. Cartwright, Ms. Martin, and Messrs. Hogan, McGregor, Meyer (Chair), Stevens, and Ten Eyck are the current members of KeyCorp’s Executive Committee. The functions of the Executive Committee are to exercise the authority of the Board of Directors, to the extent permitted by law, on any matter requiring Board or Board committee action between Board or Board committee meetings. The Executive Committee met two times in 2005.
      Finance Committee. Messrs. Alvarez, Bares, Hemingway (who is retiring as a Director as of the 2006 Annual Meeting of Shareholders), Hogan, Sanford (Chair), and Stevens are the current members of KeyCorp’s Finance Committee. The functions of the Finance Committee generally include matters such as the oversight review of KeyCorp’s capital structure and capital management strategies, the exercise of the authority of the Board of Directors in connection with the authorization, sale and issuance by KeyCorp of debt and equity securities, the making of recommendations to the Board of Directors with respect to KeyCorp’s dividend policy, the oversight review of KeyCorp’s asset/liability management policies and strategies, the oversight review of compliance with regulatory capital requirements of KeyCorp and its bank subsidiaries, the oversight review of KeyCorp’s capital expenditure process and KeyCorp’s portfolio of “Corporate-Owned Life Insurance,” the oversight review of technology-related plans, policies, and major capital expenditures, and the oversight review of risk management matters relating to credit risk, market risk, interest rate risk, and liquidity risk. The Finance Committee met six times in 2005.
      Nominating and Corporate Governance Committee. Messrs. Bares (Chair), Campbell, Cutler, Menascé, and Sanford are members of KeyCorp’s Nominating and Corporate Governance Committee. The functions of the Committee include matters such as oversight of board corporate governance matters generally and review and recommendation of director compensation plans. The Nominating and Corporate Governance Committee met eight times in 2005.
      The Nominating and Corporate Governance Committee identifies and reviews the qualifications of prospective directors and recommends to the Board candidates for election as directors. Nominations for the election of directors by KeyCorp’s Board of Directors may be made by the affirmative vote of a majority of the directors then in office. Shareholders and Board members may submit to the Chair of the Committee any potential nominee that the shareholder or director would like to suggest. The Committee presently uses an independent search firm to aid the Committee in identifying candidates.
      Any shareholder recommendation for a director nominee should contain background information concerning the recommended nominee, including (a) the name, age, business, and residence address of such person; (b) the principal occupation or employment of such person for the last five years; (c) the class and number of shares of capital stock of KeyCorp that are beneficially owned by such person; (d) all positions of such person as a director, officer, partner, employee, or controlling shareholder of any corporation or other business entity; (e) any prior position as a director, officer, or employee of a depository institution or any company controlling a depository institution; and (f) a statement of whether such individual would be willing to serve if nominated or elected. Any shareholder recommendation should also include, as to the shareholder giving the written notice, (a) a representation that the shareholder is a holder of record of shares of KeyCorp entitled to vote at the meeting at which directors are to be elected and (b) a description of all arrangements or understandings between the shareholder and such recommended person and any other person or persons (naming such person or persons). Shareholder recommendations should be provided to the Secretary of KeyCorp who will forward the materials to the Chair of the Committee.
      The Committee uses the following criteria in director recruitment: (a) the nominee must have a record of high integrity and other requisite personal characteristics and must be willing to make the required time commitment; (b) the nominee should be a very senior officer of a large institution (profit or nonprofit); (c) the nominee should have a high level of expertise in areas of importance to KeyCorp (such as technology, global commerce, marketing, finance, management, etc); (d) in the case of outside directors, the nominee should meet the “independence” criteria set forth in KeyCorp’s Standards for Determining Independence of Directors; (e) the nominee should not be serving as a director of more than (i) two other public companies if he or she is a CEO of a public company, or (ii) three other public companies if he or she is not a CEO of a public company; (f) the nominee must be capable of working with the rest of the Board and contributing to the overall Board process; and (g) additional factors in evaluating the above skills would be a preference for nominees that improve the diversity of the Board in terms of gender, race, religion and/or geography. The above criteria other than (a) are not rigid rules that must be satisfied in each case, but are flexible guidelines to assist in evaluating and focusing the search for director candidates.
      Director Compensation. Directors (other than Messrs. Meyer and Stevens who receive no director fees) receive fees consisting of a $35,000 annual retainer, payable in quarterly installments, $1,500 for attendance at each Board or committee meeting except that fees for each scheduled Board or committee telephonic meeting are $1,000 for each meeting, and $1,500 for attendance at officially sanctioned meetings at which the director represents KeyCorp and which require a substantial time commitment. The Audit Committee chairperson receives additional compensation of $5,000 per quarter and outside directors who serve as chairpersons of the other Committees receive additional compensation of $2,500 per quarter.
      Under KeyCorp’s Directors’ Deferred Share Plan (the “Directors’ Plan”), each of the non-employee directors is automatically granted, on an annual basis, “phantom” KeyCorp Common Shares (“Deferred Shares”) having an aggregate value equal to 200% of the annual cash retainer payable to a director. Each grant is subject to a minimum three-year deferral period which is accelerated upon a director’s retirement or death. The Deferred Shares are paid in Common Shares, cash, or a combination of Common Shares and cash, as determined annually by the Nominating and Corporate Governance Committee. In 2005, each Director was granted 2,020 Deferred Shares, one-half of which are payable in Common Shares and the other one-half payable in cash. Messrs. Meyer and Stevens were not eligible to participate in the Directors’ Plan during 2005 because they were employees of KeyCorp.
      Under the KeyCorp Second Director Deferred Compensation Plan, directors are given the opportunity to defer for future distribution payment of director fees and further defer payment of Deferred Shares. Deferred payments of director fees are invested in either an interest bearing account (at an interest rate equal to 1/2% higher than the effective annual yield of the Moody’s Average Corporate Bond Yield Index) or a KeyCorp Common Shares account (in which the directors’ deferred compensation is invested on a bookkeeping basis in “phantom” KeyCorp Common Shares which are accrued quarterly but cannot be voted or transferred during the deferral period). Deferred payments of Deferred Shares are invested solely in the Common Shares account. Distributions to the directors under the Second Director Deferred Compensation Plan in respect to the interest bearing account are in the form of cash and under the Common Shares account are in the form of KeyCorp Common Shares.
CORPORATE GOVERNANCE GUIDELINES
      The Board of Directors has established and follows a corporate governance program and has assigned the Nominating and Corporate Governance Committee responsibility for the program. Following are KeyCorp’s Corporate Governance Guidelines as adopted by the Board of Directors upon recommendation of the Nominating and Corporate Governance Committee.
      I. DIRECTOR RESPONSIBILITY
      Members of the Board of Directors are expected to exercise their business judgment to act in what they believe to be in the best interests of KeyCorp. In discharging this responsibility, Board members are entitled to rely on the honesty and integrity of KeyCorp’s senior officers and outside advisors and consultants. Board members are expected to attend Board meetings and meetings of committees upon which they serve and to review materials distributed in advance of meetings.
      II. BOARD OF DIRECTORS SELF ASSESSMENT
      The Board conducts an annual self-assessment process under the auspices of the Nominating and Corporate Governance Committee through self-assessment questionnaires to all Board members. The questionnaires are divided into two parts with the first part consisting of general Board self-assessment questions and the second part consisting of individual director self-assessment questions. The results of the general Board portion of the director self-assessment questionnaires are reviewed by the Board and changes in KeyCorp’s corporate governance process are based on the results of the Board’s review and analysis of the self-assessment questionnaires. Pursuant to the self-assessment process, the Board reviews, among other matters, agenda items, meeting presentations, advance distribution of agendas and materials for Board meetings, interim communications to directors, and access to and communications with senior management. The results of the individual director self-assessment portion of the questionnaire are reviewed by the members of the Nominating and Corporate Governance Committee. In evaluating the effectiveness of the incumbent directors whose terms are expiring at a particular annual shareholders meeting and who are therefore subject to re-nomination to the Board, the Committee reviews the directors’ effectiveness in light of the results of the incumbent directors’ individual self-assessment questionnaires, in light of the Board’s Director Recruitment Guidelines, and in light of the existing mix of skills, core competencies and qualifications of the Board as a whole.
      III. EXECUTIVE SESSIONS OF OUTSIDE DIRECTORS
      The outside directors meet in executive session without inside directors or executive management present. The Chair of the Nominating and Corporate Governance Committee presides over these executive sessions.
      IV. BOARD COMPOSITION
      Not more than three directors will be “inside” directors (i.e., directors who are at the time also officers of KeyCorp). A retired Chief Executive Officer of KeyCorp shall no longer serve on the Board after he or she ceases to hold such office, except for a short (approximately 6 months or less) interim transition period in which such person may serve as Chairman of the Board after ceasing to be Chief Executive Officer.
      V. DIRECTOR INDEPENDENCE
      The Board has adopted standards for determining “independence” of directors and determined that at least two-thirds of KeyCorp’s directors and all members of the Board committees performing the audit, compensation, corporate governance, and nominating functions must meet these independence standards. The standards for determining independence are [discussed on pages 13 and 14 of this Proxy Statement]. In addition, members of the Audit Committee are not permitted to receive any compensation from KeyCorp other than the compensation described in Section IX below.

      VI. DIRECTOR LEGAL OR CONSULTING FEES
      The Board has determined that in the event that a director or a firm affiliated with a director performs legal, consulting or other advisory services for KeyCorp, the amount of fees for such legal, consulting or advisory services payable to such director and such director’s affiliated firm in any calendar year shall not exceed $50,000 in the aggregate unless the Audit Committee otherwise approves.
      VII. DIRECTOR RETIREMENT
      The Board has adopted a retirement policy whereby an incumbent director is not eligible to stand for election as a director upon reaching age 70. Under the policy, a director is also requested to submit his or her resignation from the Board to the Nominating and Corporate Governance Committee in the event that the director retires from or otherwise leaves his or her principal occupation or employment. The Nominating and Corporate Governance Committee can choose to accept or reject the resignation.
      VIII. DIRECTOR RECRUITMENT
      The Board has adopted a formal policy delineating director recruitment guidelines to be utilized by the Board in identifying and recruiting director nominees for Board membership. The policy guidelines are designed to help insure that KeyCorp is able to attract outstanding persons as director nominees to the Board.
      IX. DIRECTOR COMPENSATION
      The Board has determined that approximately 50% (in value) of the Board’s compensation should be equity compensation in order to more closely align the economic interests of directors and shareholders. In addition, each year the Board reviews the cash component of its compensation which is in the form of director fees.
      X. DIRECTOR STOCK OWNERSHIP GUIDELINES
      KeyCorp has adopted stock ownership guidelines for KeyCorp’s outside directors which specify that each outside director should, by the fourth anniversary of such director’s initial election, own at least 7,500 KeyCorp Common Shares, of which at least 1,000 shares should be directly owned by the director and be in the form of actual shares. For purposes of these guidelines, except for the 1,000 actual share requirement, Common Shares include actual shares, deferred or phantom stock units, and restricted shares. Current outside directors who were members of the Board at the time of adoption of this guideline on September 18, 2003 are expected to meet these stock ownership guidelines by December 31, 2006.
      XI. DIRECTOR ORIENTATION
      A new director orientation is conducted for all new directors. The orientation consists of meetings with the Chief Executive Officer, Vice Chairman, and other members of senior management including the senior officer who acts as the liaison for the committee(s) upon which the new director will serve.
      XII. DIRECTOR CONTINUING EDUCATION
      Each director is expected to attend at least one Institutional Shareholder Services (ISS) approved director training or education session during each three-year term he or she is elected to as a director.

KeyCorp will reimburse the reasonable costs and expenses of the training or education session incurred by the director (not including spousal expenses), including registration fees, travel, hotel accommodations and related meals, provided, however, if a director attends an ISS approved session which will cover another company on whose board the director also serves, KeyCorp will, if the other company is willing, appropriately share the costs and expenses with the other company. Management will circulate brochures to directors of sessions. Directors are asked to advise management when they are signing up for a session.
      XIII. LIMITATION ON PUBLIC COMPANY DIRECTORSHIPS
      Directors should not serve as a director of more than three other public companies (for a total of four including KeyCorp), except that a director who is the chief executive officer of a public company should only serve as a director of up to two other public companies (for a total of three including KeyCorp and his or her own company).
      XIV. REPRICING OPTIONS
      The Board has determined that KeyCorp will not reprice options.
      XV. ONE YEAR HOLDING OF OPTION SHARES
      The Compensation and Organization Committee has adopted a policy that stock options granted to the Chief Executive Officer, the Chief Administrative Officer, the Chief Financial Officer and all other Section 16 executives of KeyCorp will contain a provision requiring that all net shares obtained upon exercise of the option (less the applicable exercise price and withholding taxes) must be held for at least one year following the exercise date or, if later, until the executive’s stock ownership meets KeyCorp’s stock ownership guidelines. The policy applies to all options granted to such officers from and after the policy’s adoption.
      XVI. SENIOR EXECUTIVE STOCK OWNERSHIP GUIDELINES
      KeyCorp has adopted stock ownership guidelines for KeyCorp’s senior executives which specify that the Chief Executive Officer should own KeyCorp Common Shares with a value equal to at least six times salary, of which 10,000 should be in the form of actual shares, that all members of KeyCorp’s Management Committee should own KeyCorp Common Shares with a value equal to at least four times their respective salary, of which 5,000 should be in the form of actual shares, and other senior executives who are on KeyCorp’s Executive Council and participate in KeyCorp’s long term incentive plan should own KeyCorp Common Shares with a value at least equal to two times their respective salary, of which 2,500 should be in the form of actual shares. Newly hired executives and executives whose stock ownership did not meet the most recent guidelines at the time of adoption have a reasonable period to achieve the specified level of ownership. For purposes of these guidelines, Common Shares include actual shares, restricted shares and phantom stock units.
      XVII. EXTENSIONS OF CREDIT COLLATERALIZED BY KEYCORP STOCK
      The Board has determined that neither KeyCorp nor its subsidiaries will extend to any director or executive officer covered by KeyCorp’s stock ownership guidelines credit collateralized by KeyCorp stock.

      XVIII. FORMAL EVALUATION OF CHIEF EXECUTIVE OFFICER
      The Compensation and Organization Committee conducts an annual evaluation of the Chief Executive Officer which includes soliciting input from the full Board. The results of the annual evaluation are discussed with the Board as a whole in executive session.
      XIX. ACCESS TO MANAGEMENT AND INDEPENDENT ADVISORS
      Board members have complete access to KeyCorp’s management. If the Board member feels that it would be appropriate, the member is asked to inform the Chief Executive Officer of his or her contact with the officer in question. Members of senior management normally attend portions of each Board meeting. The Board may, when appropriate, obtain advice and assistance from outside advisors and consultants.
      XX. SUCCESSION PLANNING/ MANAGEMENT DEVELOPMENT
      The Compensation and Organization Committee, as a part of its oversight of the management and organizational structure of KeyCorp, annually reviews and approves KeyCorp’s management succession plan for the CEO and other senior officers and annually reviews KeyCorp’s program for management development and, in turn, reports on and reviews these matters, and their independent deliberations, with the Board in executive session.
      XXI. AUDITOR PROHIBITED FROM DOING PERSONAL TAX WORK FOR SENIOR EXECUTIVE OFFICERS
      KeyCorp’s independent auditors shall not serve as the personal tax advisors or preparers for KeyCorp senior executives who are members of KeyCorp’s Executive Council and who participate in KeyCorp’s long term incentive plan. This guideline shall be effective for the 2003 tax year and thereafter.
      XXII. CORPORATE GOVERNANCE FEEDBACK
      The Board encourages management to meet periodically with significant investors to discuss KeyCorp’s corporate governance practices. Management reports the results of the meetings to the Nominating and Corporate Governance Committee in order that the Board can more readily consider the views of significant investors when the Board shapes its corporate governance practices.
      XXIII. COMMITTEE STRUCTURE
      The Board exercises certain of its powers through its Audit, Compensation and Organization, Nominating and Corporate Governance, Executive, and Finance Committees. Each Committee has a Charter that defines the scope of its duties and responsibilities. Each Committee reviews its Charter annually and recommends its approval to the full Board which in turn approves the Charter. The Audit, Compensation and Organization, and Nominating and Corporate Governance Committees are comprised of only independent directors. Each Board member sits on at least one Committee. The frequency, length and agendas of Committee meetings are determined by the Committee Chair in consultation with Committee members and appropriate members of senior management. The Committee Chair reports to the full Board on the matters undertaken at each Committee meeting. The Audit, Compensation and Organization, and Nominating and

Corporate Governance Committees (which consist solely of independent directors) meet in executive session on a regular basis.
PRESIDING DIRECTOR
      Under Section III of the KeyCorp Corporate Governance Guidelines, the Board of Directors has selected the Chair of the Nominating and Corporate Governance Committee to preside over the executive sessions of the outside directors of the Board. KeyCorp has established procedures to permit confidential, anonymous (if desired) submissions to the presiding director of concerns regarding KeyCorp. Interested parties may make their comments and views about KeyCorp known to the outside directors by directly contacting the presiding director by mailing a statement of their comments and views to KeyCorp at its corporate headquarters in Cleveland, Ohio. Such correspondence should be addressed to the Presiding Director, KeyCorp Board of Directors, care of the Secretary of KeyCorp, and marked “Confidential.”
DIRECTOR INDEPENDENCE
      As part of its Corporate Governance Guidelines, the Board has adopted categorical standards to determine Director independence that conform to the New York Stock Exchange independence standards. The specific KeyCorp standards are set forth on KeyCorp’s website: www.key.com/ir. Generally, under these standards, a director is not independent:

1) if he or she or an immediate family member has received during any twelve-month period within the last three years more than $100,000 in direct compensation from KeyCorp (other than current or deferred director fees) (directly compensated individual);

2) if, within the past three years, he or she has been employed by KeyCorp or an immediate family member has been an executive officer of KeyCorp (former employee);

3) if a) he or she or an immediate family member is a current partner of a firm that is KeyCorp’s internal or external auditor; b) he or she is a current employee of such a firm; c) he or she has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance practice; or d) he or she or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on KeyCorp’s audit within that time (former auditor);

4) if, within the past three years, he or she has been employed by a company upon whose Board an executive officer of KeyCorp concurrently serves or an immediate family member has been employed as an executive officer by a company upon whose compensation committee an executive officer of KeyCorp concurrently serves (interlocking director);

5) if he or she is affiliated with a firm that is an attorney, investment advisor, or consultant to KeyCorp (attorney, investment banker, or consultant);

6) if he or she is employed by, or an immediate family member is an executive officer of, a significant customer or supplier of KeyCorp. An entity is a significant customer of KeyCorp if during any of the last three years the customer made payments for property or services to KeyCorp in an amount that exceeded the greater of $1 million or 2% of the customer’s consolidated gross revenues. Likewise, an entity is a significant supplier of KeyCorp if during any of the last three years the amount paid to the supplier by KeyCorp exceeded the greater of $1 million or 2% of the supplier’s consolidated gross revenues (significant customer or supplier);

7) if he or she is an executive officer of a not-for-profit entity that has received significant contributions from KeyCorp during the last three years. An entity will be deemed to have received significant contributions from KeyCorp if KeyCorp’s annual contribution to the entity exceeds the greater of $1 million or 2% of the entity’s total annual revenues (significant charitable contribution recipient); or

8) if he or she is or has, affiliated with an entity that has, a loan from KeyCorp which a) was not made in the ordinary course of business by a KeyCorp subsidiary, b) was not made on the same terms as comparable transactions with other persons, c) involved when made more than the normal risk of collectibility, or d) is characterized as criticized or classified by the KeyCorp subsidiary (non-independent borrower).

      Messrs. Meyer and Stevens are not independent because they are employees of KeyCorp. The Board of Directors has determined that all other members of the Board of Directors (i.e, Dr. Cartwright, Ms. Martin, and Messrs. Alvarez, Bares, Campbell, Cutler, Dallas, Hemingway, Hogan, Menascé, McGregor, Minter, Sanford, and Ten Eyck) are independent by reviewing the relationship of each of these individuals to KeyCorp in light of the KeyCorp categorical standards of independence and such other factors, if any, as the Board deemed relevant. Members of the Audit, Compensation and Organization, and Nominating and Corporate Governance Committees are all independent.
Issue Two
INDEPENDENT AUDITORS
      The Audit Committee of the Board of Directors of KeyCorp has appointed Ernst & Young LLP (“Ernst & Young”) as KeyCorp’s independent auditors to examine the financial statements of KeyCorp and its subsidiaries for the year 2006. The Board of Directors recommends ratification of the appointment of Ernst & Young. The favorable vote of the holders of a majority of the KeyCorp Common Shares represented in person or by proxy at the Annual Meeting will be required for such ratification.
      A representative of Ernst & Young will be present at the meeting with an opportunity to make a statement if such representative desires to do so and to respond to appropriate questions.
      Although shareholder approval of this appointment is not required by law or binding on the Audit Committee, the Audit Committee believes that shareholders should be given the opportunity to express their views. If the shareholders do not ratify the appointment of Ernst & Young as KeyCorp’s independent auditors, the Audit Committee will consider this vote in determining whether or not to continue the engagement of Ernst & Young.

EXECUTIVE OFFICERS
      The executive officers of KeyCorp are principally responsible for making policy for KeyCorp, subject to the supervision and direction of KeyCorp’s Board of Directors. All officers are subject to annual election at the annual organizational meeting of the directors. Mr. Meyer has an employment agreement with KeyCorp.
      There are no family relationships among directors, nominees, or executive officers. Other than Messrs. Bunn, Harris, Hyle, and Weeden, all have been employed in officer capacities with KeyCorp or one of its subsidiaries for at least the past five years.
      Set forth below are the names and ages of the executive officers of KeyCorp as of January 1, 2006, positions held by them during the past five years and the year from which held, and, in parentheses, the year they first became executive officers of either KeyCorp or Old Key.
THOMAS W. BUNN (52)
      2005 to present: Vice Chairman, KeyCorp; 2002-2005: Senior Executive Vice President, KeyCorp; 1990-2000: Managing Director, Bank of America Corporation. (2002)
PAUL N. HARRIS (47)
      2003 to present: Executive Vice President, General Counsel, and Secretary, KeyCorp; 2000-2003: Partner, Thompson Hine LLP. (2004)
ROBERT B. HEISLER, JR. (57)
      1996 to present: Executive Vice President, KeyCorp; 2004 to present: Chief Executive Officer, McDonald Financial Group; 2001 to present: Chairman, KeyBank National Association. (1996)
CHARLES S. HYLE (54)
      2004 to present: Executive Vice President and Chief Risk Officer, KeyCorp; 1998-2003: Managing Director and Global Head of Portfolio Management, Barclays Capital. (2004)
LEE G. IRVING (57)*
      1995 to present: Executive Vice President and Chief Accounting Officer, KeyCorp. (1986)
HENRY L. MEYER III (56)
      2001 to present: Chairman, President, and Chief Executive Officer, KeyCorp; 1997-2001: President and Chief Operating Officer, KeyCorp. (1987)

*	Mr. Irving is retiring from KeyCorp on April 1, 2006. He will be succeeded as KeyCorp’s Chief Accounting Officer by Robert L. Morris who presently serves as KeyCorp’s Controller.

THOMAS C. STEVENS (56)
      2001 to present: Vice Chairman and Chief Administrative Officer, KeyCorp; 1997-2001: Senior Executive Vice President, General Counsel and Secretary, KeyCorp. (1996)
JEFFREY B. WEEDEN (49)
      2002 to present: Senior Executive Vice President and Chief Financial Officer, KeyCorp; 2001-2002: President and Chief Executive Officer, MFN Financial Corporation; 1999-2002: President and Chief Operating Officer, MFN Financial Corporation (2002).

COMPENSATION OF EXECUTIVE OFFICERS
      Summary. The following table sets forth the compensation paid by KeyCorp and its subsidiaries for each of the previous three years to Henry L. Meyer III and each of the four highest paid executive officers of KeyCorp other than Mr. Meyer at December 31, 2005.
Summary Compensation Table

											All Other
		Annual Compensation				Long-Term Compensation					Compensation

						Awards
										Payouts
						Restricted		Securities		Long-Term
				Other Annual		Stock		Underlying		Incentive
Name and Principal Position	Year	Salary	Bonus	Compensation		Award(5)		Options/SARs (#)		Payouts

Henry L. Meyer III	2005	$950,000	$3,500,000	$—	(2)	$0	(6)	300,000	(7)	0	$352,950	(8)
Chairman, President,	2004	950,000	2,190,000	—		0	(6)	260,000	(7)	0	238,980
and Chief Executive	2003	950,000	611,000	—		1,034,000		400,000		0	103,358
Officer
Thomas C. Stevens	2005	619,230	1,000,000	—	(2)	0	(6)	100,000	(7)	0	115,604	(9)
Vice Chairman and	2004	600,000	800,000	—		0	(6)	97,000	(7)	0	97,950
Chief Administrative	2003	600,000	260,000	—		519,994		125,000		0	54,480
Officer
Thomas W. Bunn	2005	519,230	2,300,000	—	(2)	0	(6)	105,000	(7)	0	222,704	(10)
Vice Chairman	2004	500,000	2,000,000	—		0	(6)	105,000	(7)	0	195,450
	2003	500,000	1,250,000	—		499,946		125,000		0	130,200
Jeffrey B. Weeden	2005	519,230	1,000,000	—	(2)	0	(6)	85,000	(7)	0	109,604	(11)
Senior Executive Vice	2004	500,000	800,000	—		0	(6)	85,000	(7)	0	91,950
President and Chief	2003	500,000	260,000	76,712	(3)	274,938		100,000		0	48,480
Financial Officer
Charles S. Hyle(1)	2005	300,000	600,000	—	(2)	0	(6)	40,000	(7)	0	63,450	(12)
Executive Vice President	2004	164,773	350,000	98,465	(4)	0		40,000	(7)	0	33,586
and Chief Risk Officer	2003	—	—	—		—		—		—	—

(1)	Mr. Hyle commenced employment with KeyCorp on June 14, 2004.

(2)	Other annual compensation received in the respective fiscal years was in the form of perquisites, the amount of which did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the executive.

(3)	$51,745 (moving allowance), $23,467 (tax gross-up on moving allowance), and $1,500 (tax preparation).

(4)	$58,219 (moving allowance) and $40,246 (tax gross-up on moving allowance).

(5)	As of December 31, 2005, Mr. Meyer owned 101,258 restricted shares or restricted stock units with an aggregate value of $3,334,426 (the award to Mr. Meyer in 2003 consisted of restricted stock units payable in cash), Mr. Stevens owned 32,966 shares of restricted stock with an aggregate value of $1,085,570, Mr. Bunn owned 34,477 shares of restricted stock with an aggregate value of $1,135,328, Mr. Weeden owned 25,130 shares of restricted stock with an aggregate value of $827,531, and Mr. Hyle owned 4,440 shares of restricted stock with an aggregate value of $146,209. Dividends are being paid on the shares of restricted stock awarded to all of these officers and dividend equivalents are being paid to Mr. Meyer on the restricted stock units that he was awarded.

(6)	Awards of performance based restricted stock and performance shares were made in 2004 and 2005. The 2005 award is reported under “Long Term Incentive Compensation” on pages 19 and 20 of this Proxy Statement because the award is subject to performance-based vesting.

(7)	Beginning in 2004, KeyCorp’s long term incentive program design was changed to a mix of performance based and time-lapsed restricted stock, performance shares, and stock options, thereby reducing the number of stock options granted to employees.

(8)	$12,600 (KeyCorp contribution under the KeyCorp 401(k) Savings Plan); $197,100 (KeyCorp contribution under the KeyCorp Excess 401(k) Savings Plan); $143,250 (KeyCorp contribution under the KeyCorp Automatic Deferral Plan). KeyCorp contributions constitute certain percentages of the amounts contributed to each Plan by an employee.

(9)	$12,600 (KeyCorp contribution under the KeyCorp 401(k) Savings Plan); $60,329 (KeyCorp contribution under the KeyCorp Excess 401(k) Savings Plan); $11,925 (KeyCorp contribution under the KeyCorp Second Deferred Compensation Plan); $30,750 (KeyCorp contribution under the KeyCorp Automatic Deferral Plan). KeyCorp contributions constitute certain percentages of the amounts contributed to each Plan by an employee.

(10)	$12,600 (KeyCorp contribution under the KeyCorp 401(k) Savings Plan); $69,704 (KeyCorp contribution under the KeyCorp Excess Savings Plan); $51,150 (KeyCorp contribution under the KeyCorp Second Deferred Compensation Plan); $89,250 (KeyCorp contribution under the KeyCorp Automatic Deferral Plan). KeyCorp contributions constitute certain percentages of the amounts contributed to each Plan by an employee.

(11)	$12,600 (KeyCorp contribution under the KeyCorp 401(k) Savings Plan); $66,254 (KeyCorp contribution under the KeyCorp Excess 401(k) Savings Plan); $30,750 (KeyCorp contribution under the KeyCorp Automatic Deferral Plan). KeyCorp contributions constitute certain percentages of the amounts contributed to each Plan by an employee.

(12)	$12,600 (KeyCorp contribution under the KeyCorp 401(k) Savings Plan); $35,100 (KeyCorp contribution under the KeyCorp Excess 401(k) Savings Plan); $15,750 (KeyCorp contribution under the KeyCorp Automatic Deferral Plan). KeyCorp contributions constitute certain percentages of the amounts contributed to each Plan by an employee.
     Option Grants. The following table provides information regarding grants of stock options made during the year ended December 31, 2005, to each of the executive officers named in the Summary Compensation Table.
Option/ SAR Grants in Last Fiscal Year

	Individual Grants

	Number of	% of Total
	Securities	Options	Exercise
	Underlying	Granted to	or Base		Grant Date
	Options	Employees in	Price	Expiration	Present
Name	Granted (#)(1)	Fiscal Year	($/Sh)	Date	Value(2)

Henry L. Meyer III	300,000	4.7%	$34.395	7/22/2015	$2,310,000
Thomas C. Stevens	100,000	1.6%	$34.395	7/22/2015	770,000
Thomas W. Bunn	105,000	1.7%	$34.395	7/22/2015	808,500
Jeffrey B. Weeden	85,000	1.3%	$34.395	7/22/2015	654,500
Charles S. Hyle	40,000	0.6%	$34.395	7/22/2015	308,000

(1)	Incentive Stock Options in an amount equal to the maximum number of Incentive Stock Options that can be granted under applicable provisions of the Internal Revenue Code were granted, and remaining options granted were non-qualified stock options. All options were granted at an exercise price equal to the market price of KeyCorp Common Shares on the date of grant.

(2)	KeyCorp uses the Black-Scholes option pricing model to estimate the fair value of employee stock option grants. In applying this model, basic assumptions are made concerning variables such as expected option term, risk-free interest rate, and KeyCorp’s stock price volatility and future dividend yield.

The following assumptions were used in determining the value of the options set forth in the table: (a) an “expected term” of five years (expected term is the expected life of the option based on historical experience), (b) an “interest rate” of 4.025% (interest rate is the yield of the U.S. Treasury Strip that has a similar maturity schedule as the option granted), (c) “volatility” of .2735 (volatility is the weighted average volatility of KeyCorp’s historic stock price), and (d) a “dividend yield” of 3.78% (dividend yield is calculated by dividing KeyCorp’s 2005 dividend of $1.30 by the option grant exercise price).
      Option Exercises and Values. The following table provides information regarding exercises of stock options during the year ended December 31, 2005, by the executive officers named in the Summary Compensation Table, and the value of such officers’ unexercised stock options as of December 31, 2005.
Aggregated Option/ SAR Exercises in Last Fiscal Year
and FY-End Option/ SAR Values

	Shares		Number of Securities	Value of Unexercised
	Acquired		Underlying Unexercised	In-the-Money
	on Exercise	Value	Options/SARs at FY-End (#)	Options/SARs at FY-End ($)
Name	(#)	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable(1)

Henry L. Meyer III	50,000	$715,250	1,593,334/606,666	$9,784,695/1,598,730
Thomas C. Stevens	0	0	490,668/206,332	2,737,268/537,764
Thomas W. Bunn	0	0	243,334/216,666	1,542,647/557,153
Jeffrey B. Weeden	0	0	220,001/174,999	1,612,330/448,145
Charles S. Hyle	0	0	13,334/66,666	48,469/96,931

(1)	Based on a December 30, 2005 mean between the high and the low prices for KeyCorp Common Shares of $32.90.
      Long Term Incentive Compensation. Under KeyCorp’s 2005-2007 long term incentive program, individual awards consist (in value) of one-half stock options and one-half shares of restricted stock or performance shares. The options granted in 2005 to Messrs. Meyer, Stevens, Bunn, Weeden, and Hyle are set forth under “Option/ SAR Grants in Last Fiscal Year” on page 18 of this Proxy Statement. The following table sets forth the awards of shares of restricted stock and performance shares to Messrs. Meyer, Stevens, Bunn, Weeden, and Hyle. The awards consist of one-half performance based restricted stock and one-half performance shares to be paid in cash. The performance based restricted stock and performance shares will vest three years from the date of grant to the extent that the performance goals set forth in the awards are met. The performance goals consist of three financial criteria or performance factors. Each factor has a defined cumulative three-year goal for threshold, target and maximum performance. The factors are earnings per share, economic profit added, and return on equity.
Long Term Incentive Plans — Awards in Last Fiscal Year

	Number of	Performance Or
	Shares, Units	Other Period	Estimated Future Payouts Under Plan
	or Other	Until Maturation
Name	Rights (#)	Or Payout	Threshold	Target(1)	Maximum

Henry L. Meyer III	59,220	2005-2007	29,610	59,220	118,440
Thomas C. Stevens	22,200	2005-2007	11,100	22,200	44,400
Thomas W. Bunn	24,060	2005-2007	12,030	24,060	48,120
Jeffrey B. Weeden	19,240	2005-2007	9,620	19,240	38,480
Charles S. Hyle	8,880	2005-2007	4,440	8,880	17,760

(1)	Based on the market value of a KeyCorp Common Share on the date of award, the target value of Mr. Meyer’s award is $2,000,000, the target value of Mr. Stevens’ award is $750,000, the target value of Mr. Bunn’s award is $812,500, the target value of Mr. Weeden’s award is $650,000, and the target value of Mr. Hyle’s award is $300,000.
Pension Plans.
      KeyCorp Cash Balance Pension Plan — Upon meeting Plan eligibility requirements, all full and part time employees of KeyCorp and its participating subsidiaries participate in the KeyCorp Cash Balance Pension Plan (the “Pension Plan”). The Pension Plan is a defined benefit plan that provides a quarterly benefit accrual for each Plan participant based on the participant’s years of “vesting service” and “compensation” (as those terms are defined in the Plan). KeyCorp has established a bookkeeping account in each participant’s name which is credited with pay credits and, if applicable, transition credits on a quarterly basis for each quarter in which the participant remains employed by KeyCorp and works a minimum of 250 hours during that quarter. Participants’ Plan accounts are also credited with interest credits on a quarterly basis. The Pension Plan requires 5 years of service for vesting.
      KeyCorp Excess Cash Balance Pension Plan — In addition to the Pension Plan, KeyCorp also maintains the KeyCorp Excess Cash Balance Pension Plan (“Excess Plan”). Very generally, the Excess Plan provides selected officers of KeyCorp with the Pension Plan benefit that would have been accrued under the Pension Plan “but for” the compensation limits of Section 401(a)(17) and benefit accrual limits of Section 415 of the Internal Revenue Code. Messrs. Stevens, Bunn, Weeden, and Hyle participate in the Excess Plan. To be eligible for a benefit under the Excess Plan, a participant must be age 55 with a minimum of 5 years of “vesting service” (as defined in the Plan) or must be “terminated under limited circumstances” with a minimum of 25 years of service, provided the participant executes a non-compete and non-solicitation agreement with KeyCorp. Messrs. Stevens, Bunn, Weeden, and Hyle maintain the following years of vesting service based upon their actual years of service with KeyCorp: 9, 3, 3, and 1 years of vesting service, respectively.

      KeyCorp Supplemental Retirement Plan — The KeyCorp Supplemental Retirement Plan provides a select group of KeyCorp officers with a Supplemental Retirement Plan benefit that is in addition to the benefit that the participant is otherwise eligible to receive under the KeyCorp Cash Balance Pension Plan. The Supplemental Retirement Plan was frozen to new participants in 1995; it currently maintains nine active participants including Mr. Meyer. The Plan provides participants with a Plan benefit which equals up to 63% of the participant’s “final average compensation” when the Supplemental Retirement Plan benefit is combined with the participant’s Pension Plan benefit and age 65 social security benefit. To be eligible for a benefit under the Supplemental Retirement Plan, a participant must be age 55 with 10 years of “credited service” (as defined in the Plan) or must be “terminated under limited circumstances” with a minimum of 25 years of credited service, provided the participant executes a non-compete and non-solicitation agreement with KeyCorp. Mr. Meyer presently has 33 years of credited service under the Plan.
      For purposes of the Supplemental Retirement Plan, the term “final average compensation” means the annual average of the participant’s highest aggregate “compensation” (as defined in the Plan) for any period of 5 consecutive years during the 10 year period preceding the participant’s termination date. For certain participants, including Mr. Meyer, the term “final average compensation” includes certain long term incentive awards comprised of up to 50% performance based restricted stock.
      The following table sets forth an estimation of the maximum annual benefit that would be payable under the Supplemental Retirement Plan. The calculation presumes the eligible participants have (1) a benefit under the Pension Plan and under the Supplemental Retirement Plan, (2) attained Social Security retirement age as of December 31, 2005, and (3) elected to receive a single life annuity benefit payment.
Supplemental Retirement Plan

	Estimated Annual Retirement Benefits
	With Indicated Years of Participation
Average Covered
Remuneration	15	20	25	30	35

$1,000,000	$479,211	$529,211	$579,211	$604,211	$629,211
2,000,000	959,211	1,059,211	1,159,211	1,209,211	1,259,211
3,000,000	1,439,211	1,589,211	1,739,211	1,814,211	1,889,211
4,000,000	1,919,211	2,119,211	2,319,211	2,419,211	2,519,211
5,000,000	2,399,211	2,649,211	2,899,211	3,024,211	3,149,211
6,000,000	2,879,211	3,179,211	3,479,211	3,629,211	3,779,211
      Compensation for purposes of computing benefits under the Pension Plan, Excess Plan and Supplemental Retirement Plan is substantially the same as shown in the Summary Compensation Table after excluding stock options, restricted stock awards, “all other compensation,” and “other annual compensation.” More specifically, “compensation” is total base pay and incentive compensation paid during a calendar year, including amounts deducted for the 401(k) and flexible benefits plans during such year, but does not include amounts attributable to stock options, restricted stock (other than as noted under the Supplemental Retirement Plan), or receipt of non-cash remuneration that is included in the participant’s income for Federal income tax purposes.

EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS
      As described below, KeyCorp has an existing employment agreement with Mr. Meyer and existing change of control agreements with 27 of its senior officers. On December 22, 2005, KeyCorp notified recipients of change of control agreements that the agreements would be modified as of December 31, 2006. The new agreements will be two tiered. Recipients of the first tier of agreements are expected to be direct reports to Mr. Meyer, KeyCorp’s Chief Executive Officer (including Messrs. Stevens, Bunn, Weeden and Hyle) and selected other KeyCorp officers. Mr. Meyer has a separate employment agreement and on December 31, 2006 the change of control provisions contained in his agreement will be modified in the same manner as the provisions of the tier one change of control agreements. Recipients of the second tier agreements will include other executives based on KeyCorp eligibility standards.
      The tier one agreements will remain the same except that the definition of earnings contained in the new agreements will only include long-term incentive compensation awards at 50%.
      The tier two agreements will be modified to have a similar definition of earnings which will include long-term incentive compensation awards at 50%. The new tier two agreements will reduce severance pay from the current three times earnings to two times earnings, the service credit relevant to benefit plans from the current three years to two years and will eliminate the tax gross-up.
      The existing change of control agreements and the existing change of control provisions in Mr. Meyer’s employment agreement will continue to be in effect until December 31, 2006, and if a transaction that constitutes a change of control under the agreements is pending on December 31, 2006, the existing agreements will remain in place thereafter.
      Existing Employment Agreement with Mr. Meyer. KeyCorp and Mr. Meyer are parties to an employment agreement originally entered into on May 15, 1997, and amended most recently on February 15, 2005. Pursuant to the employment agreement, Mr. Meyer is to be employed by KeyCorp as its Chairman, President, and Chief Executive Officer for a constantly renewing three-year term at a base salary of not less than $950,000 per annum effective February 1, 2002 plus full participation in all incentive and other compensatory plans available generally to KeyCorp’s executive officers. If Mr. Meyer’s employment is terminated by KeyCorp without cause, he is to be paid an amount equal to three times the sum of his base salary plus his average annual incentive and long-term incentive compensation in a lump sum within 30 days after the termination, and he is to be provided the benefit of continuing participation in all KeyCorp retirement and savings plans and continuing medical, disability, and group term life insurance coverage, all through the third anniversary of the termination.
      Under the employment agreement, Mr. Meyer may consider himself constructively terminated and would be entitled to the compensation and benefits described above if, at any time,

(a) His base salary is reduced other than in connection with an across-the-board salary reduction applicable to all executive officers of KeyCorp, or he is excluded from full participation in any incentive or other compensatory plan applicable to executive officers,

(b) He is demoted or removed from office,

(c) His principal place of employment is relocated outside of the Cleveland metropolitan area.

      In addition, Mr. Meyer may consider himself constructively terminated if, after a “change of control,” as defined in the employment agreement,

(a) His base salary is reduced,

(b) The annual incentive compensation paid to him or the equity compensation opportunities provided to him during the two year period immediately following the change of control is less than his average annual incentive compensation or the equity compensation opportunities provided to him before the change of control,

(c) His position, duties, and responsibilities are materially reduced,

(d) He is unable to continue to carry out his responsibilities and duties as Chairman of the Board and Chief Executive Officer,

(e) The headquarters of the surviving entity is outside of the Cleveland metropolitan region.
      Under the employment agreement, KeyCorp will have “cause” to terminate Mr. Meyer’s employment before a change of control if he commits a felony, acts dishonestly in a way that is materially inimical to the best interests of KeyCorp, competes with KeyCorp, or abandons and consistently fails to attempt to perform his duties or if a bank regulatory agency issues a final order requiring KeyCorp to terminate or suspend his employment. KeyCorp will have “cause” to terminate Mr. Meyer’s employment after a change of control if he is convicted of a felony, acts dishonestly and feloniously in a way that is materially inimical to the best interests of KeyCorp, or competes with KeyCorp or if a bank regulatory agency issues a final order requiring KeyCorp to terminate or suspend his employment.
      Under the employment agreement, Mr. Meyer is entitled to continuing indemnification to the fullest extent permitted by Ohio law for actions against him by reason of his being or having been a director or officer of KeyCorp or any related entity and to payment of certain legal fees incurred in enforcing his rights under his employment agreement.
      Existing Change of Control Agreements. KeyCorp is a party to change of control agreements with 27 of its senior officers (including Messrs. Stevens, Bunn, Weeden, and Hyle) which in most cases provide that if, at any time within two years after the occurrence of a change of control, the officer’s employment is terminated by KeyCorp (except for cause), or the officer is determined to be constructively discharged because the officer’s base salary, incentive compensation or stock option opportunity is reduced or relocation is made a condition of the officer’s employment, KeyCorp will award to the officer:

(a) A lump sum severance benefit equal to three years’ compensation (base salary plus the average annual incentive and long-term incentive compensation),

(b) The cost of continuing health benefits until the earlier of the expiration of the continuation period required by Federal law or the date the officer secures other employment, and

(c) Continued participation in all applicable KeyCorp retirement plans and savings plans for the period of 36 months from the termination date.
      Each change of control agreement also provides a three-month window period, commencing 15 months after the date of a change of control, during which the officer may resign voluntarily and receive a lump sum severance benefit equal to one and one half years’ compensation (base salary and average incentive compensation) if, at any time before the executive’s resignation, the executive determines in good faith that his or her:

(a) Position, responsibilities, duties, status or reporting relationships are materially less than or reduced from those in effect before the change of control,

(b) Principal place of employment before the change of control is relocated.
      For purposes of the change of control agreements, “cause” includes conviction of a felony, dishonesty in the course of employment that constitutes a felony and is inimical to the best interest of KeyCorp or a subsidiary, imposition by a bank regulatory agency of a final order of suspension or removal, or competing with KeyCorp.
      Section 280G Excise Tax on Payments. In general, the employment and change of control agreements to which KeyCorp is a party provide for a tax gross-up if any payment exceeds the Section 280G limits so that the officer will receive the same after-tax payment as would have been the case if Section 280G did not apply.
EQUITY COMPENSATION PLAN INFORMATION
      Equity Compensation Plans. KeyCorp currently maintains the KeyCorp 2004 Equity Compensation Plan (the “2004 Plan”), the KeyCorp Amended and Restated 1991 Equity Compensation Plan (Amended as of March 13, 2003) (the “1991 Plan”), the KeyCorp 1997 Stock Option Plan for Directors (as of March 14, 2001) (the “1997 Director Plan”), the KeyCorp Directors’ Stock Option Plan (November 17, 1994 Restatement) (the “1994 Director Plan”) and the KeyCorp Amended and Restated Discounted Stock Purchase Plan (the “DSPP”), pursuant to which it has made equity compensation available to eligible persons. Shareholders approved the 2004 Plan at the 2004 Annual Shareholders Meeting. The 2004 Plan replaced the 1991 Plan except with respect to awards granted prior to its termination. The 1994 Director Plan terminated on April 30, 1997 and the 1997 Director Plan terminated on May 22, 2003, except with respect to awards granted prior to the dates of termination. Consequently, no shares remain available for future issuance under the 1991 Plan, the 1994 Director Plan, and the 1997 Director Plan.
      KeyCorp also maintains the KeyCorp Deferred Equity Allocation Plan that provides for the allocation of Common Shares to employees and directors under existing and future KeyCorp deferred compensation arrangements. Additionally, KeyCorp maintains the KeyCorp Directors’ Deferred Share Plan (which replaced the 1997 Director Plan and which is described on page 8 of this Proxy Statement). Shareholders approved both Plans at the 2003 Annual Shareholders Meeting. Under both Plans, all or a portion of such deferrals and deferred payments may be deemed invested in accounts based on KeyCorp Common Shares, which are distributed in the form of KeyCorp Common Shares. Some of the arrangements with respect to the Deferred Equity Allocation Plan include an employer-matching feature that rewards employees with additional Common Shares at no additional cost. The table does not include information about these plans because no options, warrants or rights are available under these plans. As of December 31, 2005, 3,194,296 and 44,754 Common Shares have been allocated to accounts of participants under the Deferred Equity Allocation Plan and the Directors’ Deferred Share Plan, and 14,068,303 and 449,831 Common Shares, respectively, remain available for future issuance.

      The following table and accompanying summaries of the plans that have not been approved by shareholders provide information about KeyCorp’s equity compensation plans as of December 31, 2005.

	(a)	(b)	(c)

			Number of securities
			remaining available for
		Weighted-average	future issuance under
	Number of securities to	exercise price of	equity compensation
	be issued upon exercise	outstanding	plans (excluding
	of outstanding options,	options, warrants	securities reflected in
Plan Category	warrants and rights	and rights	column (a))

Equity compensation plans approved by security holders(1)(2)	36,662,339	$28.41	60,454,452	(3)
Equity compensation plans not approved by security holders(4)	548,400	$25.23	0
Total	37,210,739	$28.36	60,454,452

(1)	The table does not include 1,252,896 unvested shares of time-lapsed and performance-based restricted stock awarded under the 2004 Plan and 1991 Plan. These unvested restricted shares were issued when awarded and consequently are included in KeyCorp’s Common Shares outstanding.

(2)	The table does not include a maximum 521,570 unvested performance shares payable in stock awarded under the 2004 Plan and 1991 Plan in connection with KeyCorp’s long term incentive program which is described on page 20 of this Proxy Statement. The vesting and issuance of all or a portion of these performance shares is contingent upon the attainment of greater than target performance under the long term incentive program.

(3)	The Compensation and Organization Committee of the Board of Directors of KeyCorp has determined that KeyCorp may not grant options to purchase KeyCorp Common Shares, shares of restricted stock, or other share grants under its long-term compensation plans in an amount that exceeds six percent of KeyCorp’s outstanding Common Shares in any rolling three-year period.

(4)	The table does not include outstanding options to purchase 55,120 Common Shares assumed in connection with an acquisition from a prior year. At December 31, 2005, these assumed options had a weighted average exercise price of $22.76 per share. No additional options may be granted under the plan that governs these options.

The 1994 Directors’ Stock Option Plan
      The KeyCorp 1994 Directors’ Stock Option Plan provides for grants to non-employee directors, on an annual basis, of options to purchase KeyCorp Common Shares. Options on 3,500 Common Shares were granted each year to each director. Options generally vest upon grant and expire ten years after grant. If a director ceases to serve as a director of KeyCorp, for any reason other than death or disability, the options held by such director will terminate three months after the director ceases to perform services as a KeyCorp director. If a director ceases to serve as a director due to a permanent and total disability, the options held by such director will terminate 12 months after the termination of such service to KeyCorp. If a director ceases to perform services to KeyCorp due to such director’s death, the option may be exercised within a period prescribed by the Compensation and Organization Committee of the Board of Directors after the director’s death, except that no option will be exercisable after its expiration date. The purchase price of the option shares is equal to the fair market value on the date of grant. As stated above, the 1994 Director Plan has been terminated, except with respect to awards granted prior to the date of termination, and no shares remain available for future issuance under such plan.

The 1997 Stock Option Plan for Directors
      The KeyCorp 1997 Stock Option Plan for Directors provides for the granting to non-employee directors, on an annual basis, of options to purchase KeyCorp Common Shares. The annual option grant to each director has a value (determined on a formula basis) on the grant date equal to 2.75 times the annual cash retainer payable to a director. Options generally vest upon grant and expire ten years after grant. If an optionee’s status as a director ceases for any reason other than death, any option granted to him or her under the 1997 Director Plan will terminate 36 months (24 months if the option was granted prior to March 14, 2001) after the termination of such optionee as a director, provided that no option will be exercisable after its expiration date. If an optionee dies while serving as a director or after cessation of service but within the period during which he or she could have exercised the option as set forth in the preceding sentence, then the option may be exercised within 36 months (24 months if the option was granted prior to March 14, 2001) after (i) the date of the optionee’s death in the case of an optionee who dies while still serving as a director and (ii) the date the optionee ceased being a director in the case of an optionee who ceased being a director prior to such optionee’s death, except that in no case will an option be exercisable after its expiration date. The purchase price of the option shares is equal to the fair market value on the date of grant. As stated above, the 1997 Director Plan terminated on May 22, 2003, except with respect to awards granted prior to the date of termination, and no shares remain available for future issuance under the Plan.
COMPENSATION AND ORGANIZATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION
      KeyCorp’s executive compensation and benefits programs are designed to support the Company’s dual goals of (1) attracting, retaining and motivating a talented team of executives capable of effectively leading KeyCorp and delivering strong results and (2) ensuring that our “pay for performance” philosophy is reflected in both performance goals and actual compensation levels received by KeyCorp executives. Our compensation philosophy seeks to align the interests of executives and shareholders. In practice, this means that the amount of compensation KeyCorp executives receive reflects the amount of value they deliver to shareholders. When they deliver more value, their compensation rises; when they deliver less, it falls. In other words, the interests of the Company’s shareholders and executives are one and the same.
Committee Responsibilities
      Responsibility for developing and administering KeyCorp’s pay-for-performance philosophy rests with the Compensation and Organization Committee (the “Committee”) of the Company’s Board of Directors.

      Committee members are independent directors who seek expert advice from external compensation consultants, legal counsel and accounting practitioners. They also consult KeyCorp’s managers and human resource professionals. Members’ specific functions, duties and authorities are to:

•	Approve KeyCorp’s compensation philosophy and related programs.

•	Annually review and approve KeyCorp’s goals — and assess how, to what degree and under what conditions the Company’s CEO and other senior executives meet them.

•	Annually review and approve the compensation of KeyCorp’s CEO and other senior executives, including their base pay and incentive and equity awards.

•	Approve and administer equity-based plans and determine associated awards and grants.

•	Approve the hiring, promotion and employment terms of KeyCorp’s CEO and other senior executives, including the terms of any related agreements, such as change-of-control or termination.

•	Annually review with the CEO and Board how the Company is organized and staffed, the depth of its “bench strength” and its management development and succession plans.

•	Annually assess KeyCorp’s competitiveness in the marketplace and the effectiveness of programs designed to enhance performance.

•	Aggregate the compensation components for the CEO and other senior executives and review the aggregate payable under a variety of scenarios, such as upon retirement or under a change of control situation. The Committee uses these tools to determine that the amount of pay is consistent with the Company’s compensation philosophy.
      The total target value of KeyCorp’s compensation and benefits for executives will approximate the median total value of compensation and benefits provided by peer companies each year for comparable positions. However, the individual elements of KeyCorp’s program, such as base salary, annual and long-term incentive compensation, and benefits, may vary from peer medians.
      The Committee identifies peer companies each year to judge KeyCorp’s performance. The Committee considers large super-regional banks the best peers for total Company performance because their business mix is diversified. The 2005 peer group selected by the Committee comprises companies in the Standard & Poor’s 500 Regional and Diversified Bank Indices. This peer group is referenced in the annual performance assessment as well as in the KeyCorp Stock Price Performance Graph on page 35 of the Proxy Statement.
      Peer groups vary for the senior executives of KeyCorp’s major business lines. Their competitors are those with similar services, products and scope, and may not comprise bank-based companies.
      The Committee members believe that KeyCorp can better motivate executives to deliver shareholder value if a relatively large portion of their compensation is “at risk,” that is, subject to performance-based incentive compensation plans — a belief consistent with the Company’s pay for performance philosophy.

Base Compensation
      Base pay represents the portion of the compensation plan that is not at risk. The Committee reviews executive base salaries annually. The Committee adjusts salaries to reflect the Company’s competitive market position, individual executives’ contribution to KeyCorp’s success, their accomplishment of individual and unit goals, and the time since their last adjustment.
      The Committee adjusted the salaries in 2005 for 40% of senior executives. Of those that received increases unrelated to expanded or new job responsibilities, the increases averaged 4.73% on an annualized basis. The average time between adjustments was 25 months.
Incentive Compensation
      Incentive compensation represents the “at risk” portion of a senior executive’s pay. Such compensation provides KeyCorp executives with a lower total reward than that of comparable executives at peer companies when KeyCorp underperforms those companies, and a higher total reward when the Company’s performance surpasses that of peers.
      KeyCorp’s short-term incentive compensation plans focus mainly on annual operating performance. Its long-term incentive compensation plans focus on consistent achievement of financial goals and/or stock price appreciation over a multi-year performance cycle.
Short-Term Incentive Compensation
      KeyCorp’s CEO and the senior officers reporting directly to him (including Messrs. Stevens, Bunn, Weeden and Hyle) participate in the Annual Performance Plan (the “Plan”), which was approved by shareholders and consequently delivers awards which are tax deductible to the Company. Concurrently, the Company also maintains an Annual Incentive Plan for all other managers. The Committee establishes specific targets for these senior officers. The overall potential funding under the Annual Performance Plan is based on KeyCorp’s total revenue, but, like awards under the Annual Incentive Plan, individual awards are based on economic profit added, earnings per share, and return on equity, as described in the following paragraph. The Committee assesses participants’ performance against these goals to determine the incentive earned by each.
      Under KeyCorp’s 2005 Annual Incentive Plan, the Committee assigned weights to the following performance factors relative to plan: economic profit added (EPA), earnings per share (EPS) and return on equity (ROE). In establishing goals for each factor, the Committee considered KeyCorp’s 2005 operating plan, the outlook for the industry and the Company’s peer group, and the median performance of peer companies during the preceding 3- and 5-year periods. At year-end, the Committee compared KeyCorp’s performance relative to each target as follows — if actual performance is:

•	Not achieved at a factor’s threshold level, the factor will not fund.

•	Achieved at a factor’s threshold level, 50% of that factor’s payout will fund.

•	Achieved at a factor’s target level, 100% of that factor’s payout will fund.

•	At the factor’s maximum level, 300% of that factor’s payout will fund.

•	Performance on each factor is interpolated on a linear basis.
      The Committee may adjust payouts for changes in accounting rules, gains from the sales of subsidiaries or assets outside the ordinary course of business, or a restructuring or other non-recurring charge or adjustment. Based on all factors, the Committee mathematically funds a pool that will establish a payout percentage between 0% and 300% for performance results relative to the achievement of the annual goals set by the Committee. The payout pools vary significantly and have ranged from 25% to 170% of the target pool in the last five years. The Committee may increase or decrease that percentage by as much as 30% up or down to account for factors such as the quality of earnings, the overall performance of the economy and the industry, earnings per share growth and return on equity compared to peers and other qualitative items. The Committee then determines an overall incentive pool by totaling the target incentive opportunities established for each eligible officer and multiplying the payout percentage by the incentive pool to determine the funded pool of incentive compensation available for distribution. The Committee bases individual payouts on each officer’s performance and contribution to KeyCorp, taking into account the performance and contribution of the group or business line in which the officer works. An officer’s annual incentive compensation award may vary from zero to multiples of target based on performance, so long as it is within the funded pool of incentive compensation available for distribution that year.
      KeyCorp also has various short-term incentive compensation plans or arrangements for officers in its business lines. The CEO determines performance metrics based upon line operating plans and objectives. The Committee annually reviews the target compensation and approves the individual payouts of senior business-line officers. The Committee bases the annual incentive compensation of these officers on a combination of the Company’s overall performance, as discussed above, and the performance of their respective line.
Long-Term (Equity-based) Incentive Compensation
      The Committee believes that KeyCorp employees will be motivated to deliver greater shareholder value if they are eligible to receive stock-based, or equity, compensation. The Company’s Long-Term Compensation Program is designed to promote sound decisions and actions over three-year periods, or cycles. It does so by increasing employees’ share ownership, aligning their long-term financial interests with those of shareholders and retaining high-performing employees.
      KeyCorp has awarded stock options to approximately 19% of all employees based on their position and ability to affect long-term performance. In 2002, the Committee revised the program to incorporate restricted stock (time-lapsed and performance-accelerated) for most senior executives. In 2004, the Committee introduced performance-based restricted stock and expanded the eligibility for restricted stock to a broader group of senior managers. There are two long-term incentive compensation plan performance cycles in progress that use restricted stock, in addition to stock option awards.
      The design features of the 2004-2006 and 2005-2007 performance cycles are:

•	Senior executives receive half of their long-term awards in the form of stock options and half as restricted stock.

•	The CEO and his direct reports receive half of their restricted stock award in the form of performance-based restricted stock and half as performance shares to be paid in cash.

•	All other senior executives receive half of their restricted stock award in the form of time-lapsed restricted stock and half as performance-based restricted stock.

•	Time-lapsed restricted shares vest three years from their grant date.

•	Performance-based restricted stock and performance shares cliff vest three years from their grant date to the extent KeyCorp achieves defined performance goals. Executives forfeit these shares if the goals are not achieved.
      For 2004 and 2005 awards, the Committee has selected three performance factors and assigned a weight to each. Each has a defined cumulative three-year goal for threshold, target and maximum performance. The factors are EPA, EPS and ROE. At the end of the performance cycle, the Committee determines KeyCorp’s performance relative to each factor as follows:

•	If actual performance does not meet the threshold level, executives forfeit their performance-based restricted stock and performance shares.

•	If actual performance reaches the threshold level, half of these shares will vest.

•	If actual performance reaches the target level, all of these shares will vest.

•	At the defined maximum performance level for each measure, 150% of the target will vest for the 2004-2006 cycle and 200% of the target will vest for the 2005-2007 cycle.

•	Performance for each factor is interpolated on a linear basis.
Policies Relating to Equity Compensation
      KeyCorp policies that govern equity-based awards are designed to align executives’ interests with shareholders’. They are as follows:

•	Options are non-tax-qualified. The exception is senior executives, to whom the Committee grants incentive stock options up to the maximum limit prescribed by the Internal Revenue Code; any balance is awarded as non-qualified options.

•	The Committee adopted a clawback policy in 2001 such that, if an employee engages in “harmful activity” prior to or within six months after termination of employment with KeyCorp, then 1) any profits he or she realizes upon exercising any covered option on or after one year prior to termination of employment shall inure to KeyCorp’s benefit and 2) he or she shall forfeit all unexercised covered options. Harmful activity is broadly defined to include wrongfully using or disclosing, or failing to return, confidential KeyCorp information. It also includes soliciting or engaging in a competing business with a KeyCorp client, or soliciting or hiring another KeyCorp employee.

•	KeyCorp grants or awards restricted stock and special retention and/or performance-based options on the condition that the recipient execute an agreement that 1) restricts their post-employment use of confidential information and 2) prohibits them, for one year, from soliciting KeyCorp clients and/or hiring its employees.

•	Stock options granted to the CEO, Chief Administrative Officer, Chief Financial Officer and all other Section 16 insiders contain a provision requiring that all net shares obtained upon exercising the option (less the applicable exercise price and withholding taxes) must be held for at least one year following the exercise date or, if later, until the executive’s stock ownership meets the Company’s stock ownership guidelines.

•	KeyCorp bases the exercise price of all stock options on the market price of its Common Shares on the option grant date. The Company does not subsequently change the exercise price.

Executive Stock Ownership Guidelines
      KeyCorp’s stock ownership guidelines for its senior executives are as follows:

•	The CEO should own Common Shares with a value equal to at least six times his annual salary, including a minimum of 10,000 beneficially owned shares.

•	The Management Committee, which includes Messrs. Stevens, Bunn, Weeden, and Hyle should own Common Shares with a value equal to at least four times their salary, including a minimum of 5,000 beneficially owned shares.

•	Members of KeyCorp’s Executive Council, the company’s senior leadership group, should own Common Shares with a value equal to at least two times their salary, including a minimum of 2,500 beneficially owned shares.

•	Newly hired or promoted executives have a reasonable period of time, i.e., three to five years, to achieve such ownership levels.

•	Common Shares include actual shares and restricted shares owned by the executive, and phantom shares owned under KeyCorp’s Excess 401(k) Savings Plan and deferred compensation plans.
      The Committee regularly reviews the stock ownership of KeyCorp’s senior executives to monitor compliance with these guidelines. At December 31, 2005, the executives owned, in aggregate, 219.42% of the KeyCorp Common Shares specified by the guidelines. The executives named in the Summary Compensation Table met the guidelines with the exception of Mr. Hyle, who joined Key in 2004.
2005 Annual Performance Assessment
      Comparing the 2005 targets for KeyCorp’s performance factors — EPA, EPS and ROE — to the Company’s actual financial performance, the Committee established a payout percentage of 170% of target in recognition of a breakout year. The Committee considered KeyCorp’s 2005 above-plan operating performance, its outstanding EPS growth of 19%, the very solid deposit growth, important progress in improving ROE and its significantly improved performance relative to peers with regard to ROE and EPS growth. In addition, the Committee noted that this was KeyCorp’s best performance results in five years.

2005 Long-Term Incentive (Equity-based) Compensation Performance/ Utilization
      In 2005, 343 KeyCorp executives were awarded 508,086 shares of KeyCorp Common Stock. Also in 2005, 3,798 of KeyCorp’s senior managers (including Messrs. Meyer, Stevens, Bunn, Weeden and Hyle) were awarded stock options covering 5,745,260 KeyCorp Common Shares. In the aggregate, these actions represent 1.4% of KeyCorp’s shares outstanding, consistent with KeyCorp’s policy to not grant stock options exceeding 6% of its outstanding common shares in any rolling three-year period. Options granted in 2005 vest one-third each year, resulting in full vesting after three years. Certain special and/or retention options cliff vest in three years.
      In addition, the 2003-2005 long-term performance cycle under the Company’s Long-Term Compensation Program concluded. The awards for this cycle contained the following provisions:

•	Payment was in the form of restricted or (in the case of the CEO) phantom stock.

•	One-half (one-third in the case of the CEO) of the award was to vest upon the expiration of the three-year performance cycle. In other words, a portion of the award was time-based.

•	The remainder of the award (one-half or two-thirds in the case of the CEO) had a performance-based accelerated vesting feature. The performance-accelerated shares were to vest at the end of the three-year compensation cycle only if the percentage increase in KeyCorp’s average daily total shareholder return exceeded the percentage increase in the average daily total shareholder return of the median of the banks comprising Standard & Poor’s 500 Regional Bank and Diversified Bank Indices. If that provision was not satisfied, these shares would not vest unless there was continued employment for approximately seven years from the grant date.
      As of December 31, 2005, the performance goals for the 2003-2005 performance cycle were not met. Therefore, the 24 participants were vested in only the portion of their award that was time-lapsed. All other shares will remain restricted until seven years from the grant date.
Deductibility of Executive Compensation
      Internal Revenue Code Section 162(m) precludes a public company from taking an income tax deduction for compensation in excess of $1 million for its CEO or any of its four other highest paid executive officers. Certain performance-based compensation is exempted from this limitation. Any compensation derived from the exercise of stock options under KeyCorp’s employee stock option plans is also exempted from this limitation. Further exempt is any compensation paid under Keycorp’s Annual Performance Plan (applicable to the CEO and his direct reports) and the long-term incentive program. If other circumstances arise in which Section 162(m) is potentially applicable, the Committee has the authority to require deferral of payment of all or a portion of such award. The Committee, in exercising its discretion, will balance the importance of the effectiveness of the plan against any possible lost tax deductions. The Committee regularly considers the steps which might be in the Company’s best interests to comply with Section 162(m), while reserving the right to award future compensation which would not comply with the Section 162(m) requirements for non-deductibility if the Committee concludes that this is in the Company’s best interests.

Compensation for the CEO
      Mr. Meyer has an employment agreement with KeyCorp, which he entered into on May 15, 1997 (see pages 22 and 23 of this Proxy Statement for a description of this agreement). On December 31, 2006 the change of control provisions contained in his agreement will be modified in the same manner as the provisions of the tier one change of control agreements described on page 22 of this Proxy Statement such that for purposes of determining amount payable under such agreement, the definition of earnings will only include long-term incentive compensation at 50%.
2005 CEO Compensation
      Based on the Committee’s assessment of 2005 performance discussed above, the Committee has recognized Mr. Meyer’s strong leadership in successfully repositioning KeyCorp and its financial results during 2005. Among the notable results were the 8% growth in revenues, 8% growth in core deposits, a 19% increase in earnings, the successful acquisition and integration of Malone Mortgage and the CMBS servicing portfolio of ORIX Capital Markets, the recognition of the substantial improvement in balance sheet strength (note the Moody’s positive action on Key’s ratings outlook), a three-year total shareholder return of 48%, and the significant improvement in Key’s financial performance relative to the peer group of regional and diversified banks.
      In 2005, the Committee reviewed market data and consulted with an external compensation consultant in determining Mr. Meyer’s base salary. The Committee decided to keep Mr. Meyer’s base salary at $950,000, which became effective February 1, 2002, one year after he became KeyCorp’s CEO. Mr. Meyer received a long-term incentive award under the terms of the Long-Term Compensation Program for the 2005-2007 performance cycle. The total value of the long-term incentive award was based on market data reflecting the long-term incentive compensation of CEOs at peer companies. The Committee awarded him 59,220 shares (one-half as performance-based restricted stock and one-half as performance shares payable in cash) for the three-year cycle 2005-2007; the award had a value of $2,000,000, based on a share price of $33.17 on the award date and will vest three years from the grant date contingent upon KeyCorp’s cumulative results on the three performance factors (EPA, EPS and ROE). Mr. Meyer also was awarded a stock option with an exercise price of $34.395 covering 300,000 KeyCorp Common Shares, which will vest one-third each year for the next three years. Mr. Meyer also participated in 2005 in KeyCorp’s Annual Performance Plan and received 170% of his target opportunity or $3,500,000. This award was based on Key’s actual performance relative to the EPA, ROE and EPS goals and peer performance as well as the Committee’s assessment of his individual performance.
CEO Participation in Ongoing Programs
      As a participant in the 2003-2005 performance cycle under the Long-Term Compensation Program, Mr. Meyer was awarded 26,990 performance-accelerated and 13,495 time-lapsed phantom shares which were granted based on the share price of $25.54 and had a total value of $1,034,000 at the time of grant. As of December 31, 2005 the time-lapsed shares (representing one-third of the award) were released at a stock price of $32.905 for a total gain of $444,053. The performance metrics were not met and the remaining 26,990 shares (representing two-thirds of the award) will vest on December 31, 2009. A stock option covering

400,000 KeyCorp Common shares with an exercise price of $25.64 that will vest one-third for three years was also awarded as part of the long-term plan on January 16, 2003.
      As a participant in the 2004-2006 performance cycle under the Long-Term Compensation Program, Mr. Meyer was awarded 62,325 shares (one-half as performance-based restricted stock and one-half as performance shares payable in cash) for the three-year cycle. The award was based on a share price of $32.09 and had a total value of $2,000,000 at the time of grant. The award will vest to the extent that the cumulative EPA, EPS and ROE goals are met by December 31, 2006. A stock option covering 260,000 KeyCorp Common shares with an exercise price of $29.27 that will vest one-third for three years was also awarded as part of the long-term plan on July 23, 2004.
      Mr. Meyer is eligible to receive financial planning support with an annual value of $15,000 and up to an additional $8,000 every three years for estate planning services. In addition, the CEO is provided with a home security system valued at approximately $2,500 per year. Mr. Meyer does not use the corporate aircraft for personal business.
      Mr. Meyer participates in KeyCorp’s qualified retirement plans, (the Section 401(k) and cash balance pension plan), the health and welfare plans (medical, dental, life and long-term disability insurance) and receives the benefits commensurate with all employees with his age and years of service. He also participates in the top hat plans (excess Section 401(k), deferred compensation, and individual disability insurance provided for management as well as a supplemental retirement plan).
Compensation and Organization Committee
Board of Directors
KeyCorp

Carol A. Cartwright
Alexander M. Cutler (Chair)
Douglas J. McGregor
Eduardo R. Menascé

KEYCORP STOCK PRICE PERFORMANCE
      The following graph compares the stock price performance of KeyCorp’s Common Shares (assuming reinvestment of dividends) with that of the Standard & Poor’s 500 Index and a group of twenty other banks that serve as KeyCorp’s peer group. The peer group consists of the sixteen banks that comprise the Standard & Poor’s 500 Regional Bank Index and the five banks that comprise the Standard & Poor’s 500 Diversified Bank Index. KeyCorp is included in the Standard & Poor’s 500 Index and the peer group.
Keycorp Stock Performance Graph* (2000-2005)

*	This stock price performance is not necessarily indicative of future price performance.

SHARE OWNERSHIP AND PHANTOM STOCK UNITS
      Five Percent Beneficial Ownership. KeyCorp has been advised that as of December 31, 2005, Wilmington Trust Corporation and related entities owned approximately 6.6% of the outstanding KeyCorp Common Shares. The shares were almost exclusively owned by Wilmington Trust Company in its capacity as trustee of the KeyCorp 401(k) Savings Plan.
      Beneficial Ownership of Common Shares and Investment in Phantom Stock Units. The following table lists continuing directors of and nominees for director of KeyCorp, the executive officers included in the Summary Compensation Table, and all directors, nominees, and executive officers of KeyCorp as a group. The table sets forth certain information with respect to (1) the amount and nature of beneficial ownership of KeyCorp Common Shares, (2) the number of phantom stock units, if any, and (3) total phantom stock units and beneficial ownership of KeyCorp Common Shares for such continuing directors, nominees for director, and executive officers. The information provided is as of January 1, 2006 unless otherwise indicated.

					Total Phantom
	Amount and Nature of	Percent of	Phantom		Stock Units and
	Beneficial Ownership	Common Shares	Stock		Beneficial Ownership
Name(1)	of Common Shares(4)	Outstanding(5)	Units(6)		of Common Shares

Ralph Alvarez(2)	300	—	0		300
William G. Bares	75,718	—	41,221		116,939
Thomas W. Bunn(3)	309,526	—	58,817		368,343
Edward P. Campbell	39,300	—	17,732		57,032
Dr. Carol A. Cartwright	43,406	—	14,044		57,453
Alexander M. Cutler	32,000	—	13,979		45,979
H. James Dallas	8,061	—	2,059		10,120
Charles R. Hogan	377,100	—	7,534		384,634
Charles S. Hyle(3)	20,740	—	9,744		30,484
Lauralee E. Martin	4,500	—	4,569		9,096
Douglas J. McGregor	56,466	—	20,287		76,753
Eduardo R. Menascé	1,000	—	7,534		8,534
Henry L. Meyer III(3)	1,925,457	—	266,495	(7)	2,191,952
Bill R. Sanford	45,000	—	7,534		52,534
Thomas C. Stevens(3)	559,600	—	74,906		634,506
Peter G. Ten Eyck, II	71,953	—	7,534		79,487
Jeffrey B. Weeden(3)	276,344	—	27,518		303,862
All directors, nominees and executive officers as a group(20)	4,663,106	—	657,802		5,320,908

(1)	On September 18, 2003, the Board of Directors revised its Corporate Governance Guidelines to state that each outside director should, by the fourth anniversary of such director’s initial election, own at least 7,500 KeyCorp Common Shares (including phantom stock units) of which at least 1,000 shares must be beneficially owned Common Shares. The guideline also states that current directors at the time of adoption of the guideline are expected to meet the guideline by December 31, 2006.

(2)	Mr. Alvarez joined the Board of Directors on September 15, 2005 and purchased 300 KeyCorp Common Shares on January 31, 2006.

(3)	With respect to KeyCorp Common Shares beneficially held by these individuals or other executive officers under the KeyCorp 401(k) Savings Plan, the shares included are as of December 31, 2005.

(4)	Includes options vested as of March 2, 2006. The directors, nominees, and executive officers listed above hold vested options as follows: Mr. Alvarez 0; Mr. Bares 56,800; Mr. Bunn 243,334; Mr. Campbell 37,300; Dr. Cartwright 42,800; Mr. Cutler 30,000; Mr. Dallas 0; Mr. Hogan 56,800; Mr. Hyle 13,334; Ms. Martin 0; Mr. McGregor 49,800; Mr. Menascé 0; Mr. Meyer 1,593,334; Mr. Sanford 30,000; Mr. Stevens 490,668; Mr. Ten Eyck 56,800; Mr. Weeden 220,001; all directors, nominees, and executive officers as a group 3,550,273.

(5)	No director or executive officer beneficially owns more than 1% of the total of outstanding KeyCorp Common Shares plus options vested as of March 2, 2006.

(6)	Investments in phantom stock units by directors are made pursuant to the KeyCorp Second Director Deferred Compensation Plan and the Directors’ Deferred Share Plan both of which plans are described on page 8 of this Proxy Statement.

Investments in phantom stock units by KeyCorp executive officers are made pursuant to the KeyCorp Second Excess 401(k) Savings Plan (the “Excess 401(k) Plan”) and KeyCorp Second Deferred Compensation Plan (the “Deferred Plan”). Under both of those Plans, contributions to a participant’s phantom stock account are treated as if they were invested in KeyCorp Common Shares. At the time of distribution, an actual Common Share is issued for each phantom stock unit that is in the account.
No Common Shares are issued in connection with the Second Director Deferred Compensation Plan, the Directors’ Deferred Share Plan, the Excess 401(k) Plan, or the Deferred Plan until the time of distribution from the account (i.e., these are unfunded plans with “phantom stock” units); accordingly, directors and executive officers participating in these Plans do not have any voting rights or investment power with respect to or on account of the phantom stock units until the time of distribution from the account, whereupon actual Common Shares are issued. Under the Directors’ Deferred Share Plan, one-half of the distribution is in Common Shares and one-half of the distribution is in cash.
The table also includes Performance Shares payable in cash to executive officers upon the fulfillment of conditions set forth in their awards. The Performance Shares are part of the long term incentive compensation awarded to executive officers in 2004 and in 2005. The long term compensation awarded in 2005 is shown on page 20 of this Proxy Statement.

(7)	Includes 26,990 restricted phantom stock units awarded to Mr. Meyer which will be paid in cash to Mr. Meyer upon the fulfillment of conditions set forth in Mr. Meyer’s award.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      KeyCorp’s directors and certain officers are required to report their ownership and changes in ownership of KeyCorp Common Shares to the Securities and Exchange Commission. The Commission has established certain due dates for these reports. KeyCorp knows of no person who failed to timely file any such report during 2005.
AUDIT MATTERS
AUDIT FEES
      Ernst & Young billed KeyCorp in the aggregate $5,643,000 for fees for professional services in connection with the integrated audit of KeyCorp’s annual financial statements for the year ended December 31, 2005, reviews of financial statements included in KeyCorp’s Forms 10-Q for 2005, and 2005 audits of KeyCorp subsidiaries. Ernst & Young billed KeyCorp in the aggregate $5,040,000 for fees for professional services in connection with the integrated audit of KeyCorp’s annual financial statements for the year ended December 31, 2004, reviews of financial statements included in KeyCorp’s Forms 10-Q for 2004, and 2004 audits of KeyCorp subsidiaries.
AUDIT-RELATED FEES
      Ernst & Young billed KeyCorp in 2005 in the aggregate $756,000 for fees for assurance and related services that are reasonably related to the performance of the audit and review of KeyCorp’s financial statements and are not reported in the previous paragraph. These services consisted of attestation and compliance reports and internal control reports. Ernst & Young billed KeyCorp in 2004 in the aggregate $847,000 for fees for assurance and related services that are reasonably related to the performance of the audit or review of KeyCorp’s financial statements and are not reported in the previous paragraph. These services consisted of attestation and compliance reports and internal control reports.
TAX FEES
      Ernst & Young billed KeyCorp in 2005 in the aggregate $1,388,000 for fees for tax compliance, tax consulting, and tax planning. These services consisted of income tax advisory services in connection with corporate structuring initiatives, as well as tax compliance services provided to certain KeyCorp domestic and foreign subsidiaries and employee benefit plans, and other miscellaneous services. Ernst & Young billed KeyCorp in 2004 in the aggregate $1,638,000 for fees for tax compliance, tax consulting, and tax planning. These services consisted of income tax advisory services in connection with corporate structuring initiatives, as well as tax compliance services provided to certain KeyCorp domestic and foreign subsidiaries and employee benefit plans, and other miscellaneous services.
ALL OTHER FEES
      Ernst & Young billed KeyCorp in 2005 in the aggregate $109,000 for fees for products and services other than those described in the last three paragraphs. These products and services consisted of cash management products and related data. Ernst & Young billed KeyCorp in 2004 in the aggregate $103,000 for fees for products and services other than those described in the last three paragraphs. These products and services consisted of cash management products and related data.

PRE-APPROVAL POLICIES AND PROCEDURES
      The Committee’s pre-approval policies and procedures are attached hereto as Appendix B.
AUDIT COMMITTEE INDEPENDENCE
      The members of KeyCorp’s Audit Committee are independent (as independence is defined by the provisions of the New York Stock Exchange listing standards).
AUDIT COMMITTEE FINANCIAL EXPERTS
      The KeyCorp Board of Directors has determined that Audit Committee members Campbell and Martin are “financial experts” as defined by the applicable Securities Exchange Commission rules and regulations.
COMMUNICATIONS WITH THE AUDIT COMMITTEE
      Interested parties wishing to communicate with the Audit Committee regarding accounting, internal accounting controls, or auditing matters, may directly contact the Audit Committee by mailing a statement of their comments and views to KeyCorp at its corporate headquarters in Cleveland, Ohio. Such correspondence should be addressed to the Chair, Audit Committee, KeyCorp Board of Directors, care of the Secretary of KeyCorp, and be marked “Confidential.”
AUDIT COMMITTEE REPORT
      The Audit Committee of the KeyCorp Board of Directors is composed of five outside directors and operates under a written charter adopted by the Board of Directors. The Committee annually selects KeyCorp’s independent auditors, subject to shareholder ratification.
      Management is responsible for KeyCorp’s internal controls and financial reporting process. Ernst & Young, KeyCorp’s independent auditors, is responsible for performing an independent audit of KeyCorp’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee’s responsibility is to provide oversight to these processes.
      In fulfilling its oversight responsibility, the Committee relies on the accuracy of financial and other information, opinions, reports, and statements provided to the Committee. Accordingly, the Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Nor does the Committee’s oversight assure that the audit of KeyCorp’s financial statements has been carried out in accordance with generally accepted auditing standards or that the audited financial statements are presented in accordance with generally accepted accounting principles.
      The Committee has reviewed and discussed the audited financial statements of KeyCorp for the year ended December 31, 2005 (“Audited Financial Statements”) with KeyCorp’s management. In addition, the

Committee has discussed with Ernst & Young the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).
      The Committee has received the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee has discussed with Ernst & Young its independence from KeyCorp. The Committee has considered whether Ernst & Young’s provision of non-audit services to KeyCorp is compatible with maintaining Ernst & Young’s independence.
      Based on the foregoing review and discussions and relying thereon, the Committee has recommended to KeyCorp’s Board of Directors the inclusion of the Audited Financial Statements in KeyCorp’s Annual Report for the year ended December 31, 2005 on Form 10-K, to be filed with the Securities and Exchange Commission.
Audit Committee
Board of Directors
KeyCorp

Edward P. Campbell (Chair)
H. James Dallas
Lauralee E. Martin
Steven A. Minter*
Peter G. Ten Eyck, II
GOVERNANCE DOCUMENT INFORMATION
      The KeyCorp Board of Directors Committee Charters, KeyCorp’s Corporate Governance Guidelines, KeyCorp’s Code of Ethics, and KeyCorp’s Standards for Determining Independence of Directors are posted on KeyCorp’s website: www.key.com/ir. Copies of these documents will be delivered, free of charge, to any shareholder who contacts KeyCorp’s Investor Relations Department at 216/689-6300.
SHAREHOLDER PROPOSALS FOR THE YEAR 2007
      The deadline for shareholders to submit proposals to be considered for inclusion in the Proxy Statement for the 2007 Annual Meeting of Shareholders is November 22, 2006. This deadline applies to proposals submitted for inclusion in KeyCorp’s Proxy Statement for the 2007 Annual Meeting under the provisions of Rule 14a-8 of the Exchange Act.
      Proposals of shareholders submitted outside the process of Rule 14a-8 under the Exchange Act in connection with the 2007 Annual Meeting must be received by the Secretary of KeyCorp no fewer than 60 and no more than 90 days before an annual meeting. KeyCorp’s Amended and Restated Regulations require, among other things, that the shareholder set forth the text of the proposal to be presented and a brief written statement of the reasons why the shareholder favors the proposal. The proposal must also set forth the

*	Mr. Minter is retiring as a director as of the Annual Meeting. He was, however, a member of the Audit Committee when it submitted its Report.

shareholder’s name, record address, the number and class of all shares of each class of KeyCorp stock beneficially owned by such shareholder and any material interest of such shareholder in the proposal.
      The KeyCorp proxy relating to the 2007 Annual Meeting of KeyCorp will give discretionary authority to the proxy holders to vote with respect to all proposals submitted outside the process of Rule 14a-8 that are not presented in accordance with the KeyCorp Amended and Restated Regulations.
HOUSEHOLDING INFORMATION
      Only one Annual Report and Proxy Statement is being delivered to multiple shareholders sharing an address unless KeyCorp received contrary instructions from one or more of the shareholders.
      If a shareholder at a shared address to which a single copy of the Annual Report and Proxy Statement was delivered wishes to receive a separate copy of the Annual Report or Proxy Statement, he or she should contact KeyCorp’s transfer agent, Computershare Investor Services LLC (“Computershare”), by telephoning 800-539-7216 or by writing to Computershare at 2 North LaSalle Street, Chicago, Illinois 60602. The shareholder will be delivered, without charge, a separate copy of the Annual Report or Proxy Statement promptly upon request.
      If shareholders at a shared address currently receiving multiple copies of the Annual Report and Proxy Statement wish to receive only a single copy of these documents, they should contact Computershare in the manner provided above.
GENERAL
      The Board of Directors knows of no other matters which will be presented at the meeting. However, if other matters properly come before the meeting or any adjournment, the person or persons voting your shares pursuant to instructions by proxy card, internet, or telephone will vote your shares in accordance with their best judgment on such matters.
      If a shareholder desires to bring a proposal before the Annual Meeting of Shareholders that has not been included in KeyCorp’s proxy statement, the shareholder must notify KeyCorp not less than 60 nor more than 90 days prior to the meeting of any business the shareholder proposes to bring before the meeting for a shareholder vote.
      Shareholders may only nominate a person for election as a director of KeyCorp at a meeting of shareholders if the nominating shareholder has strictly complied with the applicable notice and procedural requirements set forth in KeyCorp’s Regulations, including, without limitation, timely providing to the Secretary of KeyCorp the requisite notice (not less than 60 nor more than 90 days prior to the meeting) of the proposed nominee(s) containing all the information specified by the Regulations. KeyCorp will provide to any shareholder, without charge, a copy of the applicable procedures governing nomination of directors set forth in KeyCorp’s Regulations upon request to the Secretary of KeyCorp.
      KeyCorp will bear the expense of preparing, printing, and mailing this Proxy Statement. Officers and regular employees of KeyCorp and its subsidiaries may solicit the return of proxies. KeyCorp has engaged the services of Georgeson & Company Inc. to assist in the solicitation of proxies at an anticipated cost of $10,000 plus expenses. KeyCorp will request brokers, banks, and other custodians, nominees, and fiduciaries to send proxy materials to beneficial owners and will, upon request, reimburse them for their expense in so doing. Solicitations may be made by mail, telephone, or other means.
      You are urged to vote your shares promptly by telephone, the internet, or by mailing your signed proxy card in the enclosed envelope in order to make certain your shares are voted at the meeting. KeyCorp Common Shares represented by properly executed proxy cards, internet instructions, or telephone instructions will be voted in accordance with any specification made. If no specification is made on a properly executed proxy card or by the internet, the proxies will vote for the election as directors of the nominees named herein (Issue One of this Proxy Statement) and in favor of ratifying the appointment of Ernst & Young as independent auditors for the fiscal year ending December 31, 2006 (Issue Two of this Proxy Statement). Abstentions and, unless a broker’s authority to vote on a particular matter is limited, broker non-votes are counted in determining the votes present at the meeting. Consequently, an abstention or a broker non-vote has the same effect as a vote against a proposal as each abstention and broker non-vote would be one less vote in favor of a proposal. Until the vote on a particular matter is actually taken at the meeting, you may revoke a vote previously submitted (whether by proxy card, internet or telephone) by submitting a subsequently dated vote (whether by proxy card, internet or telephone) or by giving notice to KeyCorp or in open meeting; provided such subsequent vote must in all cases be received prior to the vote on the particular matter being taken at the meeting. Your mere presence at the meeting will not operate to revoke your proxy card or any prior vote by the internet or telephone.

APPENDIX A
KEYCORP AUDIT COMMITTEE CHARTER AS OF MAY 5, 2005
      Committee Mission: The Committee acts on behalf of the KeyCorp Board of Directors to assist Board oversight of the integrity of the Corporation’s financial statements, compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, and the performance of the Corporation’s internal audit function and independent auditors. The Committee also prepares its report required to be included in the Corporation’s annual proxy statement in accordance with the Securities Exchange Act of 1934, as amended.
      Members of the Committee are appointed by the Board of Directors based on the recommendation of the Nominating and Corporate Governance Committee and shall serve at the pleasure of the Board. The Board of Directors shall appoint the Committee Chair. Members of the Committee shall individually meet the independence requirements of the New York Stock Exchange and the Sarbanes-Oxley Act of 2002 and shall collectively meet the experience requirements of the New York Stock Exchange.
      The Committee, without the necessity of seeking Board approval, shall have the authority to retain independent counsel and accounting and other advisors as it determines necessary to carry out its duties. The Corporation shall provide funding for (i) compensating the independent auditors for preparing an annual report or performing other audit, review or attest services, (ii) compensating independent counsel or other advisors engaged by the Committee as it determines necessary to carry out its duties, and (iii) any ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.
      The Committee shall make regular reports of its meetings to the Board of Directors.
      Functions, Duties, and Authorities. The Committee shall:

1.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors;

2.	With respect to the independent auditors,

(i)	have sole authority to select, retain, evaluate, replace, compensate, and oversee the work of the independent auditors (including resolution of disagreements between management and the independent auditors);

(ii)	approve all non-audit services for the Corporation (the Chair of the Committee shall have the authority to grant any required approvals, subject to the Chair reporting any such approvals to the Committee at its next scheduled meeting);

(iii)	approve all audit services for the Corporation (the Chair of the Committee shall have the authority to grant any required approvals, subject to the Chair reporting any such approvals to the Committee at its next scheduled meeting);

(iv)	instruct the independent auditors that the independent auditors are directly accountable to the Committee;

(v)	obtain a report from the independent auditors at least annually regarding (a) the auditors’ internal quality-control procedures; (b) any material issues raised by the most recent internal quality-control review, or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditors, (c) any steps taken to deal with such issues, and (d) all relationships between the auditors and the Corporation so that the Committee may assess the auditor’s independence;

(vi)	ensure that the independent auditors prepare and deliver annually a Statement of Independence (it being understood that the independent auditors are responsible for the accuracy and completeness of this Statement) and discuss with the independent auditors any relationships or services disclosed in this Statement that may impact the objectivity and independence of the Corporation’s independent auditors; and

(vii)	as appropriate as determined by the Committee, obtain advice and assistance from independent counsel and accounting and other advisors.

3.	With respect to the preparation of financial reports and the conduct of the related audits of the Corporation,

(i)	advise management and the independent auditors that they are expected to provide to the Committee a timely analysis of significant financial reporting issues and practices (and, in that regard, the Committee directs, and shall be entitled to rely upon, management and the independent auditors to identify financial reporting issues and practices, if any, of significance requiring Committee oversight);

(ii)	discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 as from time to time in effect (including any Standard hereafter issued in replacement thereof) relating to the conduct of the audit of the Corporation;

(iii)	meet with management and the independent auditors to (a) discuss the scope of the annual audit, (b) review and discuss the annual audited financial statements including reviewing specific disclosures made in management’s discussion and analysis, (c) discuss any significant matters arising from the audit or report as disclosed to the Committee by management or the independent auditors, (d) review the form of opinion the independent auditors propose to render with respect to the audited annual financial statements, (e) discuss significant changes to the Corporation’s auditing and accounting principles, policies, or procedures proposed by management or the independent auditors, and (f) inquire of the independent auditors of significant risks or exposures, if any, that have come to the attention of the independent auditors and any difficulties encountered in conducting the audit, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management;

(iv)	meet with management and the independent auditors to discuss any report required of the independent auditors by Section 204 of the Sarbanes-Oxley Act and rules promulgated thereunder by the Securities and Exchange Commission including any report pertaining to critical accounting policies and practices to be used by the Corporation; all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences;

(v)	meet with management and the independent auditors to discuss and review the Corporation’s quarterly financial statements including reviewing specific disclosures made in management’s discussion and analysis;

(vi)	obtain from the independent auditors assurances that in the course of conducting an audit that no “illegal act” (as defined in Section 10A of the Securities Exchange Act of 1934, as amended) has been detected or otherwise come to the attention of the independent auditors that is required to be disclosed to the Committee under said Section 10A; and

(vii)	review with representatives of the independent auditors, management, and risk review and compliance groups, the adequacy of the Corporation’s internal controls which shall include a review of the disclosures required to be reported to the Committee by Section 302 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the Securities and Exchange Commission;

4.	Discuss generally with management the Corporation’s earnings press releases as well as financial information and earnings guidance, if any, provided to analysts and rating agencies; provided, however, the Committee need not discuss in advance each earnings release or each instance in which the Corporation may provide earnings guidance;

5.	Pursuant to the Federal Deposit Insurance Corporation Improvement Act of 1991 (“Act”) provisions relating to independent audits and reporting requirements, and the FDIC regulations relating thereto, review with management and the independent auditors the basis for the annual reports required by the Act and the regulations relating thereto, and otherwise perform the duties of the audit committee under such regulations;

6.	Supervise and direct any special projects or investigations the Committee considers necessary;

7.	Serve as the liaison to the Board of Directors and provide oversight with respect to community reinvestment act activities of bank subsidiaries of the Corporation;

8.	Review with the Corporation’s General Counsel legal matters that may have a material impact on the financial statements and any material reports or inquiries received from regulators or government agencies raising significant issues as to compliance with applicable laws;

9.	Meet separately, periodically, with the chief risk officer, the senior officers of the risk review and compliance groups, the senior auditor, representatives of management, and the independent auditors;

10.	Set policies for the Corporation’s hiring of employees or former employees of the independent auditors;

11.	Provide oversight as the audit committee for the Corporation’s banking subsidiaries (and, in that regard, the Committee directs, and shall be entitled to rely upon, the risk review and compliance groups, management and independent auditors to identify issues, if any, of significance requiring Committee oversight);

12.	Meet with management and, in particular, appropriate representatives of the risk review and compliance groups to discuss policies with respect to compliance assessment and risk management and the process by which overall risk review and compliance are undertaken; provided, however, the Finance Committee shall provide primary oversight of the Corporation’s credit risk, market risk, interest rate risk, liquidity risk, and funding risk, with this Committee retaining responsibility over all risk review functions including internal audit, financial reporting, compliance and legal matters, and information security and fraud risk;

13.	Review the appointment and replacement of the senior officer of the risk review group and the senior auditor, both of whom shall have a direct reporting relationship with the Committee (both officers shall report administratively to the appropriate Corporation executive);

14.	Advise the senior officers of the risk review and compliance groups and the senior auditor that they are expected to provide to the Committee (i) summaries of and, as appropriate, significant audit reports to management, and management responses relating thereto, and (ii) significant inspection and examination reports;

15.	Establish procedures for the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, and auditing matters and the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters;

16.	Review with management the Corporation’s contingency plans, other emergency recovery plans, and the Corporation’s security program for end use computing;

17.	Act as the Corporation’s Qualified Legal Compliance Committee with the authority and responsibility as set forth in Section 307 of the Sarbanes-Oxley Act of 2002 or any rule promulgated thereunder by the Securities and Exchange Commission;

18.	Prepare any report of the Committee required by the rules of the Securities and Exchange Commission to be included in the Corporation’s annual proxy statement; and

19.	Conduct and review with the Board of Directors annually an evaluation of the Committee’s performance with respect to the requirements of this Charter.
      While the Committee has the functions, duties and authorities set forth in this Charter, its role is one of oversight. It is not the duty of the Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate or are in accordance with generally accepted accounting principles. This is the responsibility of management. The independent auditors are responsible for planning and carrying out a proper audit and review, including reviews of the Corporation’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q. In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not employees of the Corporation and are not, and do not represent themselves to be, serving as accountants or auditors. As such, it is not the responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting procedures and each member of the Committee shall be entitled to rely, in good faith, on the integrity of those persons or organizations within and outside of the Corporation that it receives information, opinions, reports, or statements from and the accuracy of the financial and other information, opinions, reports, or statements provided to the Committee by such persons or organizations.
      Delegation to Subcommittee. The Committee may delegate to a subcommittee of its members (including alternates) any of its functions, duties and authorities, on such terms and conditions and with such limitations (if any) as the Committee deems appropriate.

APPENDIX B
KEYCORP AUDIT COMMITTEE
POLICY STATEMENT ON INDEPENDENT AUDITING FIRM’S
SERVICES AND RELATED FEES
      The Audit Committee is responsible for the annual engagement of an independent auditing firm for audit and audit-related services and for pre-approval of any tax or other services to be provided by such firm, and for approval of all fees paid to the independent auditing firm.
      Audit services encompass audits of subsidiary companies and include not only those services necessary to perform an audit or review in accordance with generally accepted auditing standards, but also those services that only the independent auditing firm can reasonably provide such as comfort letters, statutory audits, consents and assistance with and review of Securities and Exchange Commission filings, and consultation concerning financial accounting and reporting standards.
      Audit-related services include those services performed in the issuance of attestation and compliance reports; issuance of internal control reports; and due diligence related to mergers and acquisitions. The nature of audit-related services is such that they do not compromise the audit firm’s independence and it is impractical and cost inefficient to engage firms other than that of the independent auditors for such services.
      Any audit-related, tax or other services not incorporated in the scope of services preapproved at the time of the approval of the annual audit engagement, and that are proposed subsequent to that approval, require the pre-approval of the Audit Committee which may be delegated to the Committee Chair, whose action on the request shall be reported at the next meeting of the full Committee. Audit-related, tax and other services incorporated in the scope of services pre-approved at the time of the approval of the annual audit engagement, and which are recurring in nature, do not require recurring pre-approvals.
      Even though pre-approved, all audit-related, tax and other services performed during each calendar quarter by the Corporation’s independent audit firm, and related fees, shall be reported to the Audit Committee no later than its first meeting following commencement of the services.
      The foregoing procedures apply to retention of the independent auditing firm for the Corporation and all consolidated affiliates. All services of any nature provided by the Corporation’s independent auditing firm to entities affiliated with but unconsolidated by the Corporation, and related fees, shall be reported to the Audit Committee no later than its first meeting following commencement of the services.
      This policy statement is based on four guiding principles: KeyCorp’s independent auditing firm should not (1) audit its own work; (2) serve as a part of management; (3) act as an advocate of KeyCorp; (4) be a promoter of KeyCorp’s stock or other financial interests. Accordingly, the following is an illustrative but not necessarily exhaustive list of prohibited services.
      Examples of services that may not be provided to KeyCorp by its independent auditing firm:
      Bookkeeping or other services related to the accounting records or financial statements;
      Financial information systems design and development;

B-1

      Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;
      Actuarial services;
      Internal audit outsourcing services;
      Management functions including human resources searches;
      Broker-dealer, investment advisor or investment banking services;
      Legal services;
      Expert services unrelated to the audit;
      Executive tax return preparation, including such work for expatriates; and
      Any other service that the Public Company Accountability Oversight Board determines, by regulation, is impermissible.

B-2

Proxy

Proxy Solicited on Behalf of the Board of Directors
of KeyCorp for the Annual Meeting on May 11, 2006
The undersigned hereby constitutes and appoints Henry L. Meyer III, Paul N. Harris, and Thomas C. Stevens, and each of them, his/her true and lawful agents and proxies with full power of substitution in each to represent the undersigned at the Annual Meeting of Shareholders of KeyCorp to be held on May 11, 2006, and at any adjournments or postponements thereof, on all matters properly coming before said meeting.
1.	Election of Directors: The nominees of the Board of Directors to the class whose term of office will expire in 2009 are: Ralph Alvarez, William G. Bares, Dr. Carol A. Cartwright and Thomas C. Stevens.

2.	Proposal to ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2006.
You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendation.
SEE REVERSE SIDE

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6
000000000.000 ext
000000000.000 ext
000000000.000 ext
000000000.000 ext
000000000.000 ext
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C 1234567890 JNT

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors
1.	The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold

01 - Ralph Alvarez	☐	☐

02 - William G. Bares	☐	☐

03 - Dr. Carol A. Cartwright	☐	☐

04 - Thomas C. Stevens	☐	☐
B Issue
The Board of Directors recommends a vote FOR Issue 2.

		For	Against	Abstain

2.	Ratification of the appointment of independent auditors.	☐	☐	☐
C Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of the listed nominees and FOR Issue 2.
In accordance with their judgment, the proxies are authorized to vote upon any other matters that may properly come before the meeting. The signer hereby transfers all power heretofore given by the signer to vote at the said meeting or any adjournment thereof.
Signature 1 - Please keep signature within the box

Signature 2 - Please keep signature within the box

Date (mm/dd/yyyy)

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Proxy

Proxy Solicited on Behalf of the Board of Directors
of KeyCorp for the Annual Meeting on May 11, 2006
The undersigned hereby constitutes and appoints Henry L. Meyer III, Paul N. Harris, and Thomas C. Stevens, and each of them, his/her true and lawful agents and proxies with full power of substitution in each to represent the undersigned at the Annual Meeting of Shareholders of KeyCorp to be held on May 11, 2006, and at any adjournments or postponements thereof, on all matters properly coming before said meeting.
1.	Election of Directors: The nominees of the Board of Directors to the class whose term of office will expire in 2009 are: Ralph Alvarez, William G. Bares, Dr. Carol A. Cartwright and Thomas C. Stevens.

2.	Proposal to ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2006.
You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendation.
SEE REVERSE SIDE
Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

•	Call toll free 1-866-731-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the simple instructions provided by the recorded message.
•	Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY

•	Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on May 11, 2006.
THANK YOU FOR VOTING

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6
000000000.000 ext
000000000.000 ext
000000000.000 ext
000000000.000 ext
000000000.000 ext
000000000.000 ext
000000000.000 ext
C 1234567890 JNT

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card	123456	C0123456789	12345

A Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
1.	The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold

01 - Ralph Alvarez	☐	☐

02 - William G. Bares	☐	☐

03 - Dr. Carol A. Cartwright	☐	☐

04 - Thomas C. Stevens	☐	☐
B Issue
The Board of Directors recommends a vote FOR Issue 2.

		For	Against	Abstain

2.	Ratification of the appointment of independent auditors.	☐	☐	☐
C Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of the listed nominees and FOR Issue 2.
In accordance with their judgment, the proxies are authorized to vote upon any other matters that may properly come before the meeting. The signer hereby transfers all power heretofore given by the signer to vote at the said meeting or any adjournment thereof.
Signature 1 - Please keep signature within the box

Signature 2 - Please keep signature within the box

Date (mm/dd/yyyy)

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Proxy — KeyCorp 401(k) Savings Plan

Confidential Voting Instructions
To: Wilmington Trust Company, Trustee (the “Trustee” of the KeyCorp Stock Fund) under the KeyCorp 401(k) Savings Plan (the “Plan”).
I, as a participant in the Plan and as a “Named Fiduciary”, hereby instruct the Trustee to vote (in person or by proxy), in accordance with my instructions on this card and the provisions of the Plan, all Common Shares of KeyCorp allocated to my KeyCorp Stock Fund account under the Plan (“Allocated Shares”), as of the record date for the Annual Meeting of Shareholders of KeyCorp to be held on May 11, 2006.
For each proposal listed on the voting instruction card mark only one box. The Trustee will vote your Allocated Shares in accordance with your instructions provided, however, that Computershare Investor Services, LLC receives your voting instructions by 1:00 A.M., Central Time, on May 8, 2006.
This voting instruction card when properly executed will be voted as directed by you. If no voting instructions are given, this proxy will be voted by the Trustee in conformity with the voting formula provided in the Plan in the same proportion as those Allocated Shares that are actively voted by Plan participants.
I hereby revoke any and all voting instructions previously given to vote at this meeting or any adjournments thereof.
Please sign exactly as your name appears on the books of KeyCorp, date, and promptly return this voting instruction card in the enclosed envelope.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

•	Call toll free 1-866-731-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the simple instructions provided by the recorded message.
•	Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY

•	Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this voting instruction.
Voting instructions submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on May 8, 2006.
THANK YOU FOR VOTING

MR A SAMPLE
DESIGNATION (IF ANY)
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☐	Mark this box with an X if you have made changes to your name or address details above.

Voting Instruction Card	123456	C0123456789	12345

A Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
1.	The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold

01 - Ralph Alvarez	☐	☐

02 - William G. Bares	☐	☐

03 - Dr. Carol A. Cartwright	☐	☐

04 - Thomas C. Stevens	☐	☐

B Issue
The Board of Directors recommends a vote FOR Issue 2.

		For	Against	Abstain

2.	Ratification of the appointment of independent auditors.	☐	☐	☐
Consolidated Vote
If you intend to vote in accordance with management’s recommendations you only need to complete this section instead of completing each individual section at left. Management recommends a vote FOR the election of all the nominees listed hereon and FOR issue 2.
Vote with management’s recommendations ☐

C Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
Signature 1 - Please keep signature within the box

Signature 2 - Please keep signature within the box

Date (mm/dd/yyyy)

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